                                                                    EXHIBIT 4(g)


================================================================================

                              TELEPARA CELULAR S.A.
                             TELAMAZON CELULAR S.A.
                               TELMA CELULAR S.A.
                              TELAIMA CELULAR S.A.
                             TELEAMAPA CELULAR S.A.
                                  AS BORROWERS

                      TELE NORTE CELULAR PARTICIPACOES S.A.
                                 AS A GUARANTOR

                          -----------------------------

                                   $50,000,000

                                CREDIT AGREEMENT

                          DATED AS OF OCTOBER 20, 2000

                         ------------------------------


                           CITIBANK, N.A., AS TRUSTEE
                            FOR THE TELE NORTE TRUST,
                                    AS LENDER


                           CITIBANK INTERNATIONAL PLC
                                    AS AGENT


                          BANCO CITIBANK S.A. -- BRAZIL
                                   AS ARRANGER

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

         This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                          PAGE
SECTION 1.  DEFINITIONS........................................................             1

1.01  Certain Defined Terms....................................................             1
1.02  Accounting Terms; GAAP...................................................            12

SECTION 2.  COMMITMENTS, ETC. .................................................            13
2.01  The Loan.................................................................            13
2.02  Borrowing................................................................            13
2.03  Fees.....................................................................            13
2.04  Note.....................................................................            13

SECTION 3.  PAYMENTS OF PRINCIPAL AND INTEREST.................................            14
3.01  Repayment of Loan........................................................            14
3.02  Interest.................................................................            14
3.03  Optional Prepayment......................................................            14

SECTION 4.  PAYMENTS, ETC. ....................................................            14
4.01  Payments.................................................................            14
4.02  Computations.............................................................            15
4.03  Certain Notices..........................................................            15
4.04  Non-Receipt of Funds by the Lender.......................................            16
4.05  Set-Off..................................................................            16

SECTION 5.  YIELD PROTECTION, ETC. ............................................            17
5.01  Additional Costs.........................................................            17
5.02  Substitute Basis.........................................................            18
5.03  Illegality...............................................................            19
5.04  Compensation.............................................................            19
5.05  Taxes....................................................................            20
5.06  Mitigation...............................................................            21

SECTION 6.  GUARANTY...........................................................            21
6.01  The Guaranty.............................................................            21
6.02  Obligations Unconditional................................................            22
6.03  Reinstatement............................................................            23
6.04  Remedies.................................................................            23
6.05  Instrument for the Payment of Money Only.................................            24
6.06  Continuing Guarantee.....................................................            24
6.07  Rights of Contribution...................................................            24

SECTION 7.  CONDITIONS PRECEDENT...............................................            25
7.01  Conditions to Closing....................................................            25
7.02  Additional Conditions....................................................            27
7.03  Funding..................................................................            27

SECTION 8.  REPRESENTATIONS AND WARRANTIES.....................................            28
8.01  Power and Authority......................................................            28
8.02  Subsidiaries; Ownership of Share Capital.................................            29

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
8.03  Due Authorization, Etc. .................................................            29
8.04  No Additional Authorization Required.....................................            30
8.05  Legal Effect.............................................................            30
8.06  Financial Statements; No Material Adverse Change.........................            31
8.07  Ranking; Priority........................................................            31
8.08  Litigation and Environmental Matters.....................................            31
8.09  Commercial Activity; Absence of Immunity.................................            32
8.10  Taxes....................................................................            32
8.11  Legal Form...............................................................            33
8.12  Full Disclosure..........................................................            34
8.13  Liens; Indebtedness......................................................            34
8.14  Policy of the Board of Governors of the Federal Reserve System...........            35
8.15  Year 2000................................................................            35
8.16  The Policies.............................................................  [not defined]
8.17  Investment Company.......................................................            36

SECTION 9.  COVENANTS..........................................................            36
9.01  Existence; Books and Records.............................................            36
9.02  Compliance with Law; Taxes; Insurance....................................            37
9.03  Governmental Authorizations..............................................            37
9.04  Financial Statements, Etc. ..............................................            38
9.05  Ranking..................................................................            39
9.06  Indebtedness.............................................................            39
9.07  Negative Pledge..........................................................            40
9.08  Transactions With Affiliates.............................................            41
9.09  Conduct of Business......................................................            42
9.10  Use of Proceeds..........................................................            42
9.11  Financial Covenants......................................................            42
9.12  Fundamental Changes......................................................            42
9.13.  Investments; Hedging Agreements.........................................            43
9.14.  Dividend Payments.......................................................            43
9.15  Policies.................................................................  [not defined]
9.16  Inconvertibility.........................................................            45
9.17  Cooperation with Lender Regarding the Policies...........................            46
9.18  Collateral Trust Account.................................................            46
9.18  DISPOSITIONS.............................................................

SECTION 10.  EVENTS OF DEFAULT.................................................            47

SECTION 11.  THE LENDER........................................................            50

SECTION 12.  MISCELLANEOUS.....................................................            51
12.01  Waiver..................................................................            51
12.02  Notices.................................................................            51
12.03  Expenses, Etc...........................................................            52
12.04  Amendments, Etc. .......................................................            53
12.05  Successors and Assigns..................................................            53
12.06  Assignments and Participations..........................................            53
12.07  Survival................................................................            53
12.08  Captions................................................................            54
12.09  Counterparts............................................................            54
12.10  Governing Law...........................................................            54
12.11  Jurisdiction, Service of Process and Venue..............................            54
12.12  Waiver of Jury Trial....................................................            55

12.13  Waiver of Immunity......................................................            55
12.14  Judgment Currency.......................................................            55
12.15  Use of English Language.................................................            56
12.16  Entire Agreement........................................................            57
12.17  Severability............................................................            57
12.18  No Fiduciary Relationship...............................................            57
12.19  Participants............................................................            58
12.20  Treatment of Certain Information; Confidentiality.......................            58

EXHIBIT A  - Form of Note
EXHIBIT B - Form of Certificate as to Authority, Incumbency and Signatures EXHIBIT C - Form of Opinion of Brazilian Counsel to the Obligors
EXHIBIT D - Form of Opinion of Special New York Counsel to the Obligors EXHIBIT E - Form of Opinion of Special Brazilian Counsel to the Lender EXHIBIT F - Form of Opinion of Special New York Counsel to the Lender EXHIBIT G - Form of Process Agent Acceptance
EXHIBIT H  - Form of Notice of Borrowing
EXHIBIT I  - Policy

                  CREDIT AGREEMENT dated as of October 20, 2000, among TELEPARA CELULAR S.A. ("Telepara"), TELAMAZON CELULAR S.A. ("Telamazon"), TELMA CELULAR S.A. ("Telma"), TELAIMA CELULAR S.A. ("Telaima") and TELEAMAPA CELULAR S.A. ("Teleamapa"), each a sociedade anonima organized under the laws of Brazil (collectively, the "Borrowers"); TELE NORTE CELULAR PARTICIPACOES S.A., a sociedade anonima organized under the laws of Brazil (the "Parent" and, together with the Borrowers, the "Obligors"); CITIBANK INTERNATIONAL plc, as agent for the Participants pursuant to the Participation Agreement, as hereinafter defined (in such capacity, together with its successors in such capacity, the "Agent"); and CITIBANK, N.A., not in its individual capacity but solely as trustee (the "Trustee") for the TELE NORTE TRUST (the "Lender") as herein provided.

                  The Borrowers have requested that the Lender make a term loan to them in a principal amount up to but not exceeding $50,000,000 to finance the purchase and installation of certain goods and services related to the Project (as hereinafter defined), and the Lender is prepared to make such loan upon and subject to the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS.

                  1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, in any event, any Person that owns, directly or indirectly, 50% (in the case of a Participant) or 20% (in the case of any other Person) or more of the Voting Shares of any other Person will be deemed for purposes of this definition to control such corporation or other Person. Notwithstanding the foregoing, (i) no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being a director, member of any other governing body, committee member, officer or employee of such Person and (ii) with respect to any Borrower, each Shareholder and each of its Affiliates shall be deemed to be an Affiliate of such Borrower.

                  "Agent" has the meaning set forth in the introduction hereto.

                  "ANATEL" means the Agencia Nacional de Telecomunicacoes, the regulatory agency for the telecommunications industry of Brazil.

                  "Annualized EBITDA" means, at any time and for any period of four consecutive fiscal quarters, EBITDA for each of the two then most recently completed fiscal quarters multiplied by two.

                  "Applicable Lending Office" means (a) in the case of the Lender, the "Lending Office" of the Lender designated on the signature pages hereof or such other office in the United States of America of the Lender (or of an Affiliate thereof) as the Lender may from time to time specify to the Parent as the office by which the Loan is to be made and maintained and (b) in the case of any Participant, the office at which such Participant books its interest in its Certificate or Certificates as specified in the Participation Agreement.

                  "Applicable Margin" means 2.625% per annum.

                  "Approved Merger Candidate" means Telemig Celular S.A. or Telemig Celular Participacoes S.A., each a sociedade anonima organized under the laws of Brazil.

                  "Arranger" means Banco Citibank S.A.

                  "Average Conversion Factor" means, for any period, a fraction, the numerator of which is the sum of the PTAX 800 Rate for each day on which such rate is available in such period and the denominator of which is the number of days on which such rate was available in such period.

                  "Banco Central" means Banco Central do Brasil, or any successor entity.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate shall at all times be equal to the higher of:

                  (a) the rate of interest per annum announced publicly by Citibank, N.A. in New York, New York from time to time as its base rate, and

                  (b)      -1/2 of one percent per annum above the Federal Funds
                           Rate.

                  "Base Rate Margin" means 2.625% per annum.

                  "BNDES" means Banco Nacional de Desenvolvimento Economico e Social-BNDES, the national development bank of Brazil.

                  "BNDES Financing" means any credit facility to be entered into by any Borrower and BNDES after the date hereof.

                  "Borrowers" has the meaning set forth in the introduction hereto.

                  "Borrowing" means the borrowing under this Agreement.

                  "Brazil" means the Federative Republic of Brazil.

                  "Business Day" means any day (i) that is not a Saturday, Sunday or other day on which commercial banks in New York City, Sao Paulo, Brazil or, Brasilia, Brazil or Belem, Brazil are authorized or required by law to remain closed (with respect to Sao Paulo, Brazil , Brasilia, Brazil and Belem, Brazil solely to the extent the Parent provides notice to the Agent [and the Trustee ] of the status of any such day as not a "Business Day" no later than five Business Days before (x) any date on which any amount is due and payable under the Credit Documents or (y) any date on which any determination is required to be made in respect of the LIBO Rate) and (ii) on which transactions in Dollar deposits are conducted in the London interbank market.

                  "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Balance" means, on any date, the aggregate amount of cash and Cash Equivalents shown on the then most recent quarterly consolidated balance sheet of the Parent and its consolidated Subsidiaries on such date.

                  "Cash Equivalent" means, with respect to any Borrower, any of the following, to the extent owned by such Borrower free and clear of all Liens:

                  (i)      Dollars and Reais in specie form;

                  (ii) readily marketable, direct obligations of the Government of the United States of America or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States of America, maturing within 90 days from the date of acquisition thereof;

                  (iii) readily marketable, direct obligations of the Government of Brazil, Banco Central or, if guaranteed by the full faith and credit of the Government of Brazil, any agency or instrumentality thereof, maturing within 90 days from the date of acquisition thereof;

                  (iv) investments in demand deposits, time deposits and insured certificates of deposit maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any United States of America or Brazilian office of any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of Brazil which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (v) investments in commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. or from Moody's Investors Services, Inc.;

                  (vi) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (ii) of this definition and entered into with a financial institution satisfying the criteria described in clause (iv) of this definition; and

                  (vii) other investments in the ordinary course of the business of such Borrower reasonably accepted by the Agent, acting for this purpose with the consent of the Majority Participants.

                  "Certificate" has the meaning assigned thereto in the Trust Agreement.

                  "Change in Control" means the failure (for any reason whatsoever) of either (i) Telesystem International to maintain, directly or indirectly, ownership (beneficial and of record) of at least 25% of the Voting Shares of Telpart Participacoes, (ii) Telesystem International and Opportunity Mem to collectively maintain, directly or indirectly, ownership (beneficial and of record) of at least 50% of the Voting Shares of Telpart Participacoes, (iii) Telpart Participacoes to maintain: (a) actual Control of the Parent or (b) directly or indirectly, ownership (beneficial and of record) of at least 50% of the Voting Shares of the Parent plus one such share, or (iv) the Parent to maintain (a) actual Control of each Borrower or (b) directly or indirectly, ownership (beneficial and of record) of at least 50% of the Voting Shares of each Borrower plus one such share.

                  "Closing Date" means the date on which the Agent (on behalf of the Lender) notifies the Parent that the Agent (on behalf of the Lender) has received the documents specified in Section 7.01 hereof.

                  "Collateral Trust Account" means any Dollar-denominated, segregated trust account designated the "Collateral Trust Account" and established bt the Trustee as instructed by the lender pursuant to Section 9.18 hereof Citibank, N.A. in New York, New York and held, maintained and administered by the Trustee for the sole benefit of the Participants.

                  "Combined Basis" means, with respect to the Borrowers, the consolidation of the financial information of all the Borrowers in accordance with the consolidation procedures of GAAP, provided that the Guarantees provided by the Borrowers hereunder or provided by any Borrower in respect of Indebtedness of any other Borrower otherwise permitted hereunder and Indebtedness provided by one Borrower to another Borrower otherwise permitted to be incurred hereunder shall not be considered Indebtedness hereunder.

                  "Commitment" means the obligation of the Lender, on and subject to the terms and conditions of this Agreement, to make the Loan to the Borrowers in a principal amount up to but not exceeding $50,000,000.

                  "Commitment Termination Date" means the date 30 calendar days after the Closing Date; provided, that if such date is not a Business Day, the Commitment Termination Date shall be the immediately preceding Business Day.

                  "Concessions" means, for any Borrower, (a) the Concession granted on November 4, 1997, by the Ministry of Telecommunications to such Borrower pursuant to the Concession Agreement; in the case of Telamazon, No. 009/97-DOTC/SFO/MC; in the case of Teleamapa, No. 013/97-DOTC/SFO/MC; in the case of Telaima, No. 024/97-DOTC/SFO/MC; in the case of Telma, No. 018/97-DOTC/SFO/MC; and in the case of Telepara, No. 029/97-DOTC/SFO/MC or (b) the autorizacao regulated by Chapter II of Law 9472/97 (the General Telecommunications Law) granting such Borrower at least the same rights to provide service, in at least the same geographic area, and for at least the same period of time as the original Concession.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Controlled Affiliate" has the meaning assigned thereto in
Section 9.15 (d) hereof.

                  "Covered Taxes" means all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by any Brazilian Governmental Authority, or by any Governmental Authority of a jurisdiction through which any payment by an Obligor is made under the Credit Documents, on or in respect of any Financing Document, the Loan, any Participant's interest in the Loan, any payment under this Agreement or any other Financing Document, or the recording, registration, notarization or other formalization of any thereof (excluding, however, income, franchise or real property taxes imposed on the Lender, the Agent or any Participant by the jurisdiction under the laws of which the Lender, the Agent or such Participant is organized or in which its principal office or Applicable Lending Office is located, or any Governmental Authority thereof).

                  "Credit Documents" means, collectively, this Agreement and the Note.

                  "Debt Service" means, for any period, with respect to the Borrowers (on a Combined Basis), the sum of (i) Interest Expense for such period, (ii) all principal amounts actually paid by the Borrowers with respect to Indebtedness during such period, and (iii) all commitment fees and guarantee fees actually paid by the Borrowers with respect to Indebtedness during such period, minus the lesser of (x) Interest Income of the Borrowers and (y) [$4,375,000], all calculated in accordance with GAAP; provided that the term "Debt Service" shall not include (A) any repayments (including repayments in connection with a refinancing) of principal of Indebtedness having a maturity of less than 366 days, (B) any prepayment pursuant to Section 3.03 hereof, and (C) any prepayment of Indebtedness by any Borrower certified by such Borrower to the Agent (with a copy to the Trustee) as intended solely to maintain compliance with any financial covenant with respect to such Indebtedness. To the extent any component of Debt Service is denominated in Reais, such amount shall be converted into Dollars by dividing such amount by the Average Conversion Factor for the period in which such amount was paid.

                  "Default" means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                  "Default Interest Period" means with respect to any overdue principal of or interest on the Loan or any other overdue amount hereunder, during any period while any Default set forth in Section 10(a) hereof has occurred and is continuing, each successive one-month period, provided that the first such period shall commence as of the date the relevant amount became overdue and each succeeding period shall commence upon the expiry of the immediately preceding period.

                  "Designated Services" has the meaning assigned thereto in
Section 9.15(d) hereof.

                  "Dividend Payment" means any dividend (in cash, Property or obligations) on, or other payment or distribution on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of any Borrower or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of such Borrower or any of its Subsidiaries), but excluding dividends payable by such Borrower solely in shares of capital stock of such Borrower.

                  "Dollars" and "$" means lawful currency of the United States of America from time to time.

                  "Drawdown Date" means the date of the Borrowing.

                  "EBITDA" means, for any period, with respect to the Borrowers,
(i) the sum of (A) the net income of the Borrowers for such period, (B) depreciation and amortization of the Borrowers for such period, (C) Interest Expense for such period, (D) all other non-cash expenses of the Borrowers accrued during such period, to the extent deducted in determining net income,
(E) income tax expense of the Borrowers for such period, to the extent deducted in determining net income, minus (x) non-cash gains and (y) Interest Income (to the extent included in the calculation of net income) of the Borrowers for such period, to the extent included in determining net income, all calculated in accordance with GAAP and on a Combined Basis, divided by (ii) the Average Conversion Factor for such period.

                  "Environmental Law" means any and all laws relating to the environment, or to the health and safety of natural persons affected by the environment, or to emissions, discharges, transmissions, radiation, releases or threatened releases of pollutants, contaminants, chemicals into the environment (including into ambient air, soil, surface water, groundwater or land or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, recycling, disposal, transport or handling of pollutants, contaminants, chemicals, electromagnetic waves, toxic or hazardous substances or wastes.

                  "Environmental Liability" means, for any Person, any notice, claim, action (whether administrative, regulatory or judicial), suit, judgment, demand or other written communication by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, government response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law; and shall include (i) any claim by any Governmental Authority for compliance with, or cleanup, removal, response, remediation or other action or damages pursuant to, any applicable Environmental Law and (ii) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising from alleged damage, injury or threat of damage or injury to the environment or to the health or safety of natural persons affected by any matter referred to in this definition.

                  "Eurodollar", when used in reference to the Loan or Borrowing, indicates that the Loan or Borrowing is bearing interest at a rate determined by reference to the LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Section 10 hereof.

                  "Federal Funds Rate" shall mean, for any day, the interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day that is a Business Day, the Federal Funds Rate for such day on such transactions shall be the average of quotations received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Final Maturity Date" means the date five years after the Drawdown Date; provided, that if any such date is not a Business Day, the Final Maturity Date shall be the immediately preceding Business Day.

                  "Financial Officer" means, with respect to any Obligor, the chief financial officer, principal accounting officer, treasurer or controller of such Obligor.

                  "Financing Documents" means, collectively, each Credit Document, the Participation Agreement and the Trust Agreement.

                  "Fractional Interest" has the meaning assigned thereto in the Trust Agreement.

                  "GAAP" means generally accepted accounting principles in Brazil.

                  "Governmental Authority" means the government of any nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any federal or other association of or with which any such nation may be a member or associated) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantors" means, collectively, the Parent and each Borrower.

                  "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person including, without limitation, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or loan or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at an arm's length price in the ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided, that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement.

                  "Inconvertibility Account" has the meaning assigned thereto in
Section 9.16(b) hereof.

                  "Inconvertibility Account Creation Date" has the meaning assigned thereto in Section 9.16(b) hereof.

                  "Inconvertibility Event" means an event of inconvertibility as described in either Policy.

                  "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of Property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vi) all Guarantees by such Person of Indebtedness of others,
(vii) all Capital Lease Obligations of such Person, (viii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of calculating the ratios set forth in Section
9.11 hereof, Indebtedness denominated in Reais shall be converted into Dollars by dividing the aggregate amount of such Indebtedness by the PTAX 800 Rate for the date of determination of such ratios.

                  "Interest Expense" means, for any period, with respect to the Borrowers, the sum of (i) all interest in respect of Indebtedness of the Borrowers actually paid during such period (including the interest component of any payments in respect of Capital Lease Obligations) and (ii) the net amount payable (or minus the net amount receivable) under any interest rate Hedging Agreements during such period (whether or not actually paid or received during such period), all calculated in accordance with GAAP.

                  "Interest Income" means, for any period, with respect to the Borrowers, the sum of all interest in respect of Total Assets actually paid to the Borrowers during such period, all calculated in accordance with GAAP.

                  "Interest Period" means the period commencing on the Drawdown Date and ending on the numerically corresponding day in the calendar month that is six months thereafter, as jointly requested by the Borrowers as provided herein, and thereafter each period commencing on the last day of the preceding Interest Period and ending on the numerically corresponding day in the calendar month that is six months thereafter, as jointly requested by the Borrowers as provided herein; provided, that (i) any Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;
(ii) any Interest Period that would otherwise commence before and end after any Principal Payment Date shall end on such Principal Payment Date; (iii) any Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) the term "Interest Period" shall include any Default Interest Period.

                  "Lender" has the meaning set forth in the introduction hereto.

                  "LIBO Rate" means, for any Interest Period, the offered rate for deposits in Dollars equal to or nearest the number of days in such Interest Period which appears on Telerate Page 3750 as of approximately 11:00 a.m. London time on the date two London business days (as hereinafter defined) prior to the first day of such Interest Period, provided, that (i) if such rate does not appear on Telerate Page 3750, the "LIBO Rate" shall mean, with respect to each day during such Interest Period, the offered rate for deposits in Dollars equal to or nearest the number of days in such Interest Period which appears on the Reuters Screen LIBO Page as of approximately 11:00 a.m. London time on the date two London business days prior to the first day of such Interest Period, and
(ii) if such rate or rates do not appear on either Telerate Page 3750 or the Reuters Screen LIBO Page, the "LIBO Rate" shall mean, with respect to each day during such Interest Period, the rate per annum equal to the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the respective rates notified to the Agent by each Reference Bank as the rate at which Dollar deposits are offered to such Reference Bank by prime banks at or about 11:00 a.m., London time, two London business days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for a period approximately equal to the number of days in such Interest Period and in an amount comparable to the amount of the Borrowing to be outstanding for such Interest Period. For purposes of this definition, "London business day" means any business day on which commercial banks in London, England are authorized or required by law to remain closed.

                  "Lien" means any mortgage, lien, pledge, fiduciary transfer (alienacao fiduciaria), charge, encumbrance or other security interest or any preferential arrangement that has the practical effect of creating a security interest.

                  "Loan" has the meaning set forth in Section 2.01(a) hereof.

                  "Majority Participants" has the meaning set forth in the Participation Agreement.

                  "Material Adverse Effect" means any event, development or circumstance that has or is reasonably likely to have a material adverse effect on:

                  (i) The business, assets, results of operations, or financial condition of the Parent or of the Borrowers on a Combined Basis;

                  (ii) The ability of the Borrowers or the Parent to perform their obligations under the Credit Documents;

                  (iii) The validity or enforceability of any of the Financing Documents or the rights or remedies of the Lender, the Trustee, or the Agent (each on behalf of itself and the Participants) thereunder; or

                  (iv) Any Concession, the rights thereto or rights to operate thereunder of any Borrower.

                  "Ministry of Telecommunications" means the Ministerio das Comunicacoes, the Ministry of Telecommunications of Brazil.

                  "Net Debt for Borrowed Money" means, on any date of determination, (i) the aggregate outstanding principal amount of all Indebtedness of the Borrowers (on a Combined Basis) of the kinds in clauses (i),
(ii), (iii), (iv) and (vii) of the definition of "Indebtedness" and, to the extent relating to Indebtedness of such kinds, in clauses (v) and (vi) of such definition at such time (after giving effect to any Indebtedness incurred on such date and the application on such date of the proceeds therefrom, but excluding Subordinated Indebtedness) minus the lesser of (x) the Cash Balance determined at such time (determined on a consolidated basis without duplication in accordance with GAAP) and (y) an amount equal to 10% of the Total Assets of the Borrowers on a Combined Basis as of the most recently ended fiscal quarter. For purposes of calculating the ratio set forth in Section 9.11(a) hereof, Cash Balance and Indebtedness denominated in currency other than Dollars shall be converted into Dollars by dividing the aggregate value of such Cash Balance or the aggregate amount of such Indebtedness outstanding on such date, as the case may be, by the PTAX 800 Rate (in the case of Cash Balance or Indebtedness denominated in Reais) or by reference to the rate of exchange for such currency as quoted on the Reuters WRLD Screen for buying Dollars (or the successor of such screen or the comparable screen provided by a successor provider) for the date of determination of such ratios (in the case of Cash Balance or Indebtedness denominated in currency other than Dollars or Reais).

                  "Net Foreign Currency Indebtedness" means, on any date of determination, with respect to the Borrowers (on a Combined Basis), total Indebtedness (after giving effect to any Indebtedness incurred on such date and the application on such date of proceeds therefrom, but excluding Subordinated Indebtedness) that is (i) required to be repaid in any currency other than Reais and (ii) not hedged against exchange rate fluctuation by means of a Hedging Agreement minus the lesser of (x) the Cash Balance at such time (determined on a Combined basis without duplication in accordance with GAAP) and (y) an amount equal to 10% of the Total Assets of the Borrowers on a Combined Basis as of the most recently ended fiscal quarter. For purposes of calculating the ratios set forth in Section 9.11(b) hereof, Cash Balance and Indebtedness denominated in currency other than Reais or Dollars shall be converted into Dollars by dividing the aggregate value of such Cash Balance or the aggregate amount of such Indebtedness outstanding on such date, as the case may be, by the PTAX 800 Rate (in the case of Cash Balance or Indebtedness denominated in Reais) or by reference to the rate of exchange for such currency as quoted on the Reuters WRLD Screen for buying Dollars (or the successor of such screen or the comparable screen provided by a successor provider) for the date of determination of such ratios.

                  "Note" has the meaning set forth in Section 2.04 hereof.

                  "Notice of Borrowing" has the meaning set forth in Section
2.02 hereof.

                  "Obligor" has the meaning set forth in the introduction hereto.

                  "OPIC" means the Overseas Private Investment Corporation, an agency of the United States of America.

                  "OPIC Fee" has the meaning assigned thereto in Section 2.03(b) hereof.

                  "OPIC Rate" has the meaning assigned thereto in Section 9.16(b) hereof.

                  "Opportunity Mem" means Opportunity Mem S.A., a sociedade anonima organized under the laws of Brazil.

                  "Parent" has the meaning assigned thereto in the introduction hereo.

                  "Participant" has the meaning assigned thereto in the Participation Agreement.

                  "Participation" has the meaning assigned thereto in the Participation Agreement.

                  "Participation Agreement" means the Participation Agreement dated as of October, 2000, among the Participants party thereto, the Agent, the Trustee and the Borrowers, as from time to time amended.

                  "Permitted Liens" means:

                  (i) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 9.02(b) hereof;

                  (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 9.01(c) hereof;

                  (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (iv) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (v) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (j) of
                           Section 10 hereof;

                  (vi) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower;

                  (vii) Liens arising solely by virtue of any statutory provisions relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or the funds maintained with a creditor depository institution;

                  (viii) any reversionary interest or title of a lessor under any lease entered into by any Borrower in the ordinary course of business;

                  (ix) any reversionary interest of the Government of Brazil or any Governmental Authority thereof in the Concession or any assets of any Borrower subject thereof; and

                  (x) Liens of the Government of Brazil imposed by operation of law;

provided, that the term "Permitted Lien" shall not include any Lien securing Indebtedness.

                  "Person" means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

                  "Policy" means the OPIC Contract of Institutional Lenders Insurance Against Inconvertibility No. F175 between OPIC and Citibank, N.A. not in its individual capacity but solely as Trustee of the Tele Norte Trust, dated as of October 20, 2000, as from time to time amended or supplemented, a copy of which is attached as Exhibit I hereto, covering certain percentages (as specified therein) of incovertibility, transfer and expropriation of funds risk in respect of the Fractional Interests of the Participants.

                  "Post-Default Rate" means, (a) in the case of any overdue principal of the Loan, for each Default Interest Period, a rate per annum equal to the sum of 1% per annum plus the Applicable Margin plus the LIBO Rate for such Default Interest Period and (b) in the case of any other overdue amount, a rate per annum equal to the sum of 1% per annum plus the Applicable Margin plus the rate determined by the Agent from time to time to be the LIBO Rate for periods of one month based upon the rates displayed on Telerate Page 3750 (or, if such Page is not available, the cost of funding such overdue amount on an overnight basis in the London interbank market from the date of such non-payment until such amount is paid in full (as well after as before judgment)).

                  "Principal Payment Date" means each of the eight consecutive semiannual anniversaries of the Drawdown Date, commencing on the date 18 months from the Drawdown Date, and ending on the Final Maturity Date; provided, that (subject to the definition of "Final Maturity Date") if any such day is not a Business Day, the relevant Principal Payment Date shall be the immediately succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

                  "Process Agent" has the meaning assigned thereto in Section 12.11(b) hereof.

                  "Process Agent Acceptance" means a letter from the Process Agent to the Lender and the Agent, in substantially the form of Exhibit G hereto.

                  "Project" has the meaning assigned thereto in the Policy.

                  "Property" of any Person means any property or assets, or interest therein, of such Person.

                  "Protective Practices Information" has the meaning assigned thereto in Section 8.16 hereof.

                  "PTAX 800 Rate" means, for any date, the closing exchange rate of sale for Dollars under PTAX 800 Opcao 5 for the most recently preceding Business Day prior to such date, as published in the Sisbacen Data System of Banco Central.

                  "R$" or "Real" or "Reais" means the lawful currency of Brazil from time to time.

                  "Reference Banks" means the principal London offices of Citibank, N.A., the Chase Manhattan Bank and Barclays Bank PLC.

                  "Requirement of Law" means, as to any Person, any statute, law, treaty, rule or regulation or determination, order, injunction or judgment of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Properties.

                  "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service or such other page as may replace the "LIBO" page on that service for the purpose of displaying London interbank offered rates of major banks.

                  "Shareholder" means, at any date, the legal holder of any capital stock of any Borrower.

                  "Subordinated Indebtedness" means, with respect to any Person, unsecured Indebtedness of such Person (i) subordinated in priority and payment to the Indebtedness created hereunder in form and substance reasonably satisfactory to the Agent (with the consent of the Majority Participants) and
(ii) in respect of which no payments of any kind, including principal, interest or fees, shall be payable prior to the date falling six months after the Final Maturity Date.

                  "Sub-Participant" has the meaning assigned thereto in Section 6.4(f) of the Participation Agreement.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity more than 50% of the Voting Shares or other voting interests in which is owned or Controlled, directly or indirectly, by such Person and/or by any Subsidiary of such Person.

                  "Tax Haven Jurisdiction" means any country that does not have income tax or in which the maximum income tax rate is lower than 20% (as referred to in Article 8th of Law no. 9,779/99 of Brazil or any similar or successor legislation or rules).

                  "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service or such other page as may replace the "3750" page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for Dollar deposits.

                  "Telesystem International" means Telesystem International Wireless Inc., a Canadian corporation.

                  "Telpart Participacoes" means Telpart Participacoes S.A., a sociedade anonima organized under the laws of Brazil.

                  "Top-Up Date" has the meaning assigned thereto in Section 9.16(b)(3) hereof.

                  "Total Assets" means, on any date of determination with respect to any Person, all assets of such Person that would be classified as assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper, all in accordance with GAAP.

                  "Trust Account" has the meaning assigned thereto in the Trust Agreement.

                  "Trust Agreement" means the Declaration of Trust and Agreement Tele Norte Trust dated as of October 20, 2000, among the Participants party thereto, the Agent and the Trustee, as from time to time amended.

                  "Trustee" has the meaning assigned thereto in the Trust Agreement.

                  "Voting Shares" of a Person means shares of capital stock of or other ownership interests in such Person having power to vote for the election of directors or similar officials of such Person (other than such shares or interests having such power only by reason of the happening of a contingency).

                  "Year 2000 Compliance" of an entity means the ability of the software and other processing capabilities of such entity to correctly interpret and manipulate all data, in whatever form, including printed form, screen displays, financing records, calculations and loan-related data, so as to avoid errors in processing that may otherwise occur because of the inability of the software or other processing capabilities to recognize accurately the year 2000 or subsequent dates. "Year 2000 Compliant" shall have a corresponding meaning.

                  1.02 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if a Borrower notifies the Agent with a copy to the Trustee that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent, with a copy to the Trustee, notifies a Borrower that the Majority Participants request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                          SECTION 2. COMMITMENTS, ETC.

                  2.01 THE LOAN.

                           (a) The Lender agrees, on and subject to the terms and conditions of this Agreement, to make one term loan to the Borrowers (the "Loan") in Dollars on a single Business Day on or before the Commitment Termination Date in a principal amount up to but not exceeding $50,000,000.

                           (b) The Loan shall be deemed for all purposes of this Agreement to have been made to, and each Borrower agrees that the Loan shall result in joint and several liability with respect thereto of, all Borrowers.

                           (c) The proceeds of the Loan shall be used by the Borrowers solely as described in Section 9.10 hereof; provided, that the Lender shall not have any responsibility as to the application of any of such proceeds.

                  2.02 BORROWING. The Borrowers shall jointly give the Agent (with a copy to the Trustee) irrevocable notice of the Borrowing in substantially the form of Exhibit H hereto (the "Notice of Borrowing") as provided in Section 4.03 hereof. Not later than 12:00 noon, New York time, on the date specified for the Borrowing in the Notice of Borrowing, the Lender shall make the proceeds of the Loan available to the Borrowers at their respective accounts in Brazil in accordance with remittance instructions received from the Agent under Section 2 of the Participation Agreement and as set forth in the Notice of Borrowing.

                  2.03 FEES.

                  (a) The Borrowers shall pay to the Arranger for its own account a nonrefundable arrangement fee in the amount and payable at the time heretofore agreed between the Borrowers and the Arranger. The Borrowers shall pay to the agent for its own account a nonrefundable agency fee in the amount and payable at the time heretofore agreed between the Borrowers and the Agent.

                  (b) The Borrowers shall pay to the Trustee (for account of OPIC) a fee (the "OPIC Fee") on the unpaid principal amount of the Loan at a rate equal to the applicable annual premium rate specified in Section [1.07.01] of the Policies, on the dates specified in the Policies (and upon receipt thereof, the Trustee shall promptly distribute the OPIC Fee to OPIC in accordance with Section 6.13(b) of the Participation Agreement). Without limiting the foregoing, the Borrowers shall pay such OPIC Fee for the first three years following the Closing Date, regardless of any prepayments of the Loan made hereunder or any assignments effected pursuant to Section 12.06(e) hereof.

                  2.04  NOTE.

                  (a) The Loan shall be evidenced by a promissory note of the Borrowers, substantially in the form of Exhibit A hereto (the "Note"), dated the Drawdown Date, payable to the Lender in a principal amount equal to the amount of the Loan, bearing the aval of the Parent thereon, which shall be entitled to the benefits of this Agreement and the Policies and otherwise duly completed.

                  (b) The Borrowers' obligation to pay the principal of, and interest on, the Loan and the Note may be evidenced by one or more loan accounts or records maintained by the Agent (on behalf of the Lender) in the ordinary course of business. The loan accounts or records maintained by the Agent (on behalf of the Lender), together with the Note, shall be conclusive evidence absent manifest error of the amount of the Loan made by the Lender to the Borrowers and any interest and payments thereon. Any failure to maintain such records or any error in doing so shall not limit or otherwise affect the obligations of the Obligors hereunder to pay any amount owing with respect to the Loan.

                 SECTION 3. PAYMENTS OF PRINCIPAL AND INTEREST.

                  3.01 REPAYMENT OF LOAN. The Borrowers shall pay to the Lender the full principal amount of the Loan in eight equal semiannual installments, one such installment to be payable on each Principal Payment Date; provided, that the final installment shall be in an amount equal to the then unpaid principal amount of the Loan.

                  3.02 INTEREST.

                  (a) The Borrowers shall pay to the Lender interest on the unpaid principal amount of the Loan for the period from and including the Drawdown Date to but excluding the date the Loan is paid in full at a rate per annum equal to the LIBO Rate for each Interest Period plus the Applicable Margin.

                  (b) Notwithstanding the foregoing, the Borrowers shall pay to the Lender interest at the Post-Default Rate for each Default Interest Period on any principal of the Loan and on any other amount whatsoever payable by any Borrower hereunder that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

                  (c) Accrued interest on the Loan shall be payable on the last day of each Interest Period and upon the payment or prepayment of principal thereof (but only on the principal amount so prepaid), provided, that interest payable at the Post-Default Rate shall be payable from time to time on demand.

                  (d) Within three Business Days after the determination of any interest rate provided for herein or any change therein, the Agent (on behalf of the Lender) shall give notice thereof to the Parent and the Trustee.

                  3.03 OPTIONAL PREPAYMENT. The Borrowers may prepay the Loan in whole or in part at any time after (but not before) the date 60 days after the Drawdown Date, provided that (i) the Borrowers shall give the Agent notice of each such prepayment at least three Business Days before the date of such prepayment (which notice shall be irrevocable and effective on receipt), (ii) each prepayment shall be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as is necessary to prepay in full the remaining outstanding principal amount of the Loan), (iii) simultaneously with the making of each such prepayment the Borrowers shall pay any and all amounts payable under Section 5.04 hereof in connection therewith and (iv) prepayments shall be applied to the installments of principal of the Loan in the inverse order of maturity. Amounts prepaid may not be reborrowed.

                            SECTION 4. PAYMENTS, ETC.

                  4.01 PAYMENTS.

                  (a) All payments of principal, interest and other amounts to be made by the Obligors under the Credit Documents shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Trust Account (which shall be located in the United States of America) not later than 12:00 noon, New York time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Upon receipt of each such payment, the Trustee shall promptly notify the Agent of such receipt.

                  (b) The Parent on behalf of itself or the Borrowers, as the case may be, shall, two Business Days before and at the time of making each payment under this Agreement and the other Financing Documents, specify in writing to the Agent (with a copy to the Trustee) the amounts payable by the relevant Obligor(s) hereunder to which such payment is to be applied and whether such payment is for interest, principal, any fee or other amount payable hereunder. In the event that the Parent fails to so specify, or if an Event of Default has occurred and is continuing, (i) the Lender may apply such payment in such manner as the Agent may determine to be appropriate, and (ii) in the case of a partial payment, such payment shall be applied in accordance with Section 2.6 of the Participation Agreement.

                  (c) If the due date of any payment under this Agreement or any other Financing Document would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  (d) Each Obligor shall cause all payments made by it hereunder or under any other Financing Document for the account of the Lender, the Agent or any Participant to be made without setoff, counterclaim or other defense.

                  4.02 COMPUTATIONS. Interest on the Loan shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable; provided, that interest computed by reference to clause (a) of the definition of Base Rate shall be computed on the basis of a year of 365 or 366 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                  4.03 CERTAIN NOTICES. The Notice of Borrowing shall be effective only if received by the Agent (with a copy to the Trustee) not later than 11:00 a.m., New York time, on the date three Business Days prior to the Drawdown Date. The Notice of Borrowing shall be irrevocable and shall specify the amount to be borrowed and the Drawdown Date (which shall be a Business Day). In addition, the Notice of Borrowing shall specify the portion of the proceeds of the Borrowing to be remitted to each Borrower and the account of each such Borrower to which such proceeds are to be remitted. The Agent shall, as promptly as practicable, notify the Participants of the contents of such notice.

                  4.04 NON-RECEIPT OF FUNDS BY THE LENDER. Unless the Agent (with a copy to the Trustee) shall have been notified in writing by the Parent prior to the date on which a Borrower is to make payment to the Lender (any such payment being herein called the "Required Payment") that such Borrower will not make the Required Payment, the Agent (on behalf of the Lender) may assume that such Borrower is making the Required Payment available to the Lender and may, in reliance upon such assumption, request the Lender in writing to make available to the respective Participants a corresponding amount. If such amount is not made available to the Lender by the required time on such date, the Borrowers shall pay to the Agent for account of the Lender, on demand of the Agent, such amount with interest thereon at a rate equal to the rate specified in Section 3.02(b) hereof, in each case until such amount is made available to the Lender. A certificate of the Lender submitted to the Parent with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  4.05 SET-OFF. Without limiting any of the obligations of any Obligor or the rights of the Lender, the Trustee, the Agent or any Participant under the Financing Documents, if an Event of Default under any of Sections 10(a), 10(g) or 10(h) hereof shall have occurred and be continuing, the Lender, the Trustee in its individual capacity, the Agent or (under and subject to the provisions of Section 6.10 of the Participation Agreement) any Participant may, without prior notice to such Obligor (which notice is expressly waived by it to the fullest extent permitted by applicable law), set off and appropriate and apply against any and all matured obligations of such Obligor under this Agreement and the Note any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) and any other obligations at any time held or owing by the Lender, the Trustee in its individual capacity, the Agent or such Participant, as the case may be, or any branch or agency thereof, to or for the credit or account of such Obligor. The Lender, the Trustee in its individual capacity, the Agent or such Participant, as the case may be, shall promptly provide notice of such set-off to such Obligor, provided, that failure by such party to provide such notice shall not give such Obligor any cause of action or right to damages or affect the validity of such set-off and application. Nothing contained herein shall require the Lender, the Trustee in its individual capacity, the Agent or such Participant to exercise any such right or affect the right of such party to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of such Obligor.

                        SECTION 5. YIELD PROTECTION, ETC.

                  5.01 ADDITIONAL COSTS.

                  (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Lender or any Participant (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender or any Participant (or any Applicable Lending Office thereof) or shall impose on the Lender or any Participant (or such Applicable Lending Office) or the London interbank market any other condition affecting the Loan, the Note, maintenance of such Participant's Fractional Interest, or the deposit of funds by such Participant with the Trustee for the making of the Loan, and the result of any of the foregoing is to increase the cost to the Lender or such Participant (or such Applicable Lending Office) of making or maintaining the Loan or such Participant's Fractional Interest or of such Participant's deposit of funds with the Trustee for the making of the Loan, or to reduce the amount of any sum received or receivable by the Lender or such Participant (or such Applicable Lending Office) under or in respect of this Agreement or any other Financing Document, by an amount deemed by the Lender or the affected Participant to be material (excluding for purposes of this Section 5.01(a) any such increase or reduction resulting from Covered Taxes (as to which Section 5.05 hereof shall govern)), then the Borrowers shall pay to the Lender within five ten Business Days following delivery by the Agent to the Parent of the relevant certificate provided for in
                           Section 5.01(c) hereof such additional amount or amounts as will compensate the Lender and each such affected Participant for such increased cost incurred or reduction suffered.

                  (b) If the Agent shall have received a notice given by any Participant pursuant to Section 2.09 of the Participation Agreement, in which such Participant shall have determined that, after the date hereof, the adoption of any generally applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any generally applicable request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has had the effect of reducing the rate of return on capital of such Participant (or a parent thereof) as a consequence of its obligations hereunder or under the other Financing Documents or the Loan to a level below that which such Participant (or such parent) could have achieved but for such adoption, change, request or directive by an amount deemed by it to be material, then from time to time, the Borrowers shall pay to the Lender (for account of such affected Participant), within Business Days following delivery by the Agent (on behalf of such affected Participant) to the Parent of the relevant certificate provided for in Section 5.01(c) hereof, such additional amount or amounts as will compensate each such Participant (or such parent, as the case may be) for any such reduction suffered.

                  (c) The Agent will promptly deliver to the Parent a copy of each notification it receives from the Lender hereunder or from a Participant under Section 2.09 of the Participation Agreement. A certificate of the Lender or an affected Participant claiming compensation as provided in this Section, setting forth the amount(s) necessary to compensate the Lender or such Participant, as the case may be, as specified in clause (a) or (b) of this Section, and setting forth in reasonable detail the basis for such claim and how such amount(s) were calculated, shall be delivered to the Parent and shall be conclusive and binding on the Borrowers in the absence of manifest error provided that such determinations and calculations are made on a reasonable basis. In determining such amount(s), the Lender (or the Agent on behalf of the Lender) and the Participants shall use commercially reasonable efforts to make such calculations on a basis consistent with its treatment of customers similar to the Borrowers having generally similar provisions in their agreements with such Participant, if any. Notwithstanding anything to the contrary herein, if the Lender or any affected Participant does not provide to the Agent and the Agent does not provide to the Parent, as herein provided, notice in respect of any such event in accordance with this clause (c) within 45 days after the Lender or such Participant, as the case may be, obtains actual knowledge of such event, the Lender or such Participant shall, with respect to compensation payable pursuant to this Section as a result or reduction of such event, be entitled to payment under this Section 5.01 for costs incurred or reductions suffered only from and after the date 90 days prior to the date that such notice is delivered.

                  5.02 SUBSTITUTE BASIS. If, on or prior to the first day of any Interest Period (an "Affected Interest Period"):

                  (a) the Agent determines that, by reason of circumstances affecting the London interbank market, the "LIBO Rate" cannot be determined pursuant to the definition thereof, or

                  (b) the Majority Participants determine and notify the Agent in writing that the relevant rates of interest referred to in the definition of "LIBO Rate" in
                           Section 1.01 hereof upon the basis of which the rate of interest for the Loan for such Affected Interest Period is to be determined will not be adequate to cover the cost to such Participants of making, funding or maintaining their Fractional Interests in the Loan for such Affected Interest Period, then the Agent shall promptly give the Parent, the Lender and each Participant notice thereof, and interest for such Affected Interest Period shall accrue at a rate per annum equal to the Base Rate plus the Base Rate Margin, until the Agent (in the case of clause (a) hereof) or the Majority Participants (in the case of clause (b) hereof) shall determine that the conditions referred to in clause (a) or (b) above no longer exist and so notify the

                           Parent, the Trustee and the Participants, whereupon interest on the Loan shall again be determined in accordance with the provisions of Section 3.02 hereof.

                  5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for the Lender or any Participant, or its Applicable Lending Office, to (in the case of the Lender) honor its obligation to make or maintain the Loan as a Eurodollar Loan or (in the case of such Participant) to maintain its Fractional Interest or deposit funds with the Trustee under the Participation Agreement (and, in the opinion of the Lender or such Participant, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to the Lender or such Participant, as the case may be), then the Lender, or such Participant through the Agent (with a copy to the Trustee), shall promptly notify the Parent thereof, following which, as applicable:

                  (a) with respect to the Lender, (1) if the Loan has not been made, the Commitment shall be suspended until such time as the Lender may again make the Loan and
                           (2) if the Loan is outstanding, (i) the Loan shall, if required by applicable law, be prepaid by the Borrowers, together with accrued and unpaid interest thereon and all other amounts payable by the Borrowers under this Agreement, on the next following date on which interest on the Loan is payable pursuant to Section 3.02(c) hereof, or (ii) as of the date of such suspension, the Loan shall bear interest at the Base Rate plus the Applicable Margin until such time as the Lender may again make and maintain a Eurodollar Loan (provided that in the event the Lender certifies through the Agent to the Parent that an earlier payment is mandated by such Requirement of Law, then the Borrowers shall make such payment on such earlier date as specified by the Agent); and

                  (b) with respect to such Participant, (1) if such Participant has not made funds available to the Trustee pursuant to Section 2.1 of the Participation Agreement, such Participant's Participant Commitment (as such term is defined in the Participation Agreement) shall be suspended until such time as such Participant may again deposit funds with the Trustee as provided in the Participation Agreement for the making of the Loan, and (2) if such Participant has made such funds available, (i) if required by applicable law, the Borrowers shall prepay to the Lender (for the account of such Participant) in full on the next following date on which interest on the Loan is payable pursuant to Section 3.02(c) hereof (provided that in the event such Participant certifies through the Agent to the Parent that an earlier payment is mandated by such Requirement of Law, then the Borrowers shall make such payment on such earlier date as specified by such Participant through the Lender), an amount equal to the product of (A) such Participant's Fractional Interest multiplied by (B) the principal amount of the Loan, together with accrued and unpaid interest thereon and all other amounts payable by the Borrowers to such Participant under the Financing Documents, including, without limitation, any amounts determined by such Participant to be payable to it pursuant to Section
                           5.04 hereof or (ii) as of the date of such suspension, the Loan shall bear interest at the Base Rate plus the Applicable Margin until such time as the Lender may again make and maintain a Eurodollar Loan. Upon receipt of such amounts by the Lender, the Lender shall notify the Agent thereof and shall distribute all such amounts to such Participant.

                  5.04 COMPENSATION. So long as the Loan is a Eurodollar Loan, in the event of:

                  (a) any prepayment of the Loan for any reason other than on the last day of an Interest Period with respect thereto; or

                  (b) any failure by the Borrowers for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof, other than in Section

                           7.01(c) hereof solely with respect to the Participation Agreement, to be satisfied) to make the Borrowing hereunder on the date specified in the Notice of Borrowing;

then, in any such event, the Borrowers shall compensate the Lender, the Agent and each Participant for the loss, cost and expense attributable to such event (but in any event excluding the Applicable Margin). The loss to the Lender, the Agent or such Participant attributable to any such event shall be deemed to include an amount determined by the Lender, the Agent or such Participant to be equal to the excess, if any, of:

                  (i) the amount of interest that the Lender or such Participant would pay in respect of a deposit equal to (in the case of the Lender) the principal amount of the Loan or to (in the case of such Participant) the product of such Participant's Fractional Interest multiplied by the principal amount of the Loan, in each case for the period from the date of such payment to the last day of the then current Interest Period (or, in the case of a failure to borrow, the duration of the Interest Period that would have resulted from such borrowing) if the interest rate payable on such deposit were equal to the LIBO Rate for such Interest Period; over

                  (ii) the amount of interest that the Lender or such Participant would earn on (in the case of the Lender) such principal amount or on (in the case of such Participant) such product, for such period if the Lender or such Participant were to invest such principal amount or product for such period at the interest rate that would be bid by the Lender or such Participant (or an Affiliate thereof) for Dollar deposits from other banks in the London interbank market at the commencement of such period.

A certificate of a Participant or the Lender setting forth in reasonable detail the calculation of any amount or amounts that such Participant or Lender is entitled to receive pursuant to this Section shall be delivered to the Parent and shall be conclusive and binding on the Borrowers in the absence of manifest error. The Borrowers shall pay the amount shown as due on any such certificate within five ten days after receipt thereof by the Parent. Notwithstanding anything in this paragraph to the contrary, the substitution of a Default Interest Period for an Interest Period with respect to any overdue amount pursuant to Section 3.02(b) hereof shall not impose any liability on the Borrowers pursuant to this paragraph.

                  5.05 TAXES.

                  (a) All payments on account of the principal of and interest on the Loan and the Note, fees and all other amounts payable hereunder or under any other Financing Document by the Obligors to or for the account of the Lender, the Trustee or the Agent (each on its own behalf and on behalf of the Participants), and all payments by the Trustee to each of the Participants under the Financing Documents, including, without limitation, amounts payable under paragraph (b) of this Section 5.05, shall be made free and clear of and without reduction or liability for Covered Taxes.

                  (b) The Obligors shall indemnify the Lender, the Trustee, the Agent and each Participant against, and reimburse the Lender, the Trustee, the Agent and each Participant on written demand for, any Covered Taxes and any loss, liability, claim or expense, including interest, penalties and legal fees (other than interest, penalties or legal fees that arise solely as a result of the gross negligence or willful misconduct of the party to be indemnified, as determined by a nonappealable court of competent jurisdiction), the Lender, the Trustee, the Agent or such Participant may incur at any time arising out of or in connection with any failure of any Obligor to make any payment of Covered Taxes when due.

                  (c) In the event that the Obligors, any Person making a payment hereunder on behalf of any Obligor, the Trustee, the Agent or the Lender shall be required by applicable law, decree or regulation to deduct or withhold Covered Taxes from any amounts payable on, under or in respect of this Agreement, the Loan or any other Financing Document, the Obligors shall promptly pay the Person entitled to such amount such additional amounts as may be required, after the deduction or withholding of Covered Taxes, to enable such Person to receive on the due date thereof an amount equal to the full amount stated to be payable to such Person under or in respect of this Agreement and the other Financing Documents.

                  (d) As soon as practicable after any payment of Covered Taxes to a Governmental Authority, the Parent shall furnish to the Agent (with a copy to the Trustee) original or certified official tax receipts in respect of each payment of Covered Taxes required under this Section 5.05, and shall promptly furnish to the Agent any other information, documents and receipts that the Agent (on its own behalf or on behalf of the Lender or any Participant) may reasonably require to establish to its satisfaction that full and timely payment has been made of all Covered Taxes required to be paid under this Section 5.05.

                  (e) The Obligors agree to pay all present and future stamp, court or documentary taxes and any other excise taxes, charges or similar levies and any related interest or penalties incidental thereto which arise from any payment made by any Obligor hereunder or from the execution, delivery, enforcement or registration of the Financing Documents.

                  (f) If the Lender, any Participant, the Trustee or the Agent is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which an Obligor is organized, or pursuant to any applicable treaty for the avoidance of double taxation, with respect to payments under this Agreement or the Note, the Lender, the Trustee or the Agent, as the case may be, shall use its reasonable efforts to deliver to such Obligor, at the time or times prescribed by applicable law or reasonably requested by such Obligor, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  (g) The Obligors shall make all payments required to be made by them pursuant to this Section 5.05, if for account of a Participant, to the Lender for account of the Participant entitled thereto. Upon receipt of each such payment, the Lender shall promptly notify the Agent, and the Agent shall notify such Participant, of such receipt.

                  (h) Notwithstanding anything to the contrary in this Agreement or any other Financing Document, the Obligors shall be required to make payments pursuant to this Section 5 in respect of withholding tax only to the extent that the rate of Covered Taxes does not exceed the maximum rate of withholding tax on interest to Persons who are not located in Tax Haven Jurisdictions.

                  5.06 Mitigation. Before notifying an Obligor of any event which will entitle the Lender to compensation pursuant to Section 5.01 or 5.05 hereof, or if the Lender is unable to honor its obligation to make or maintain the Loan as a Eurodollar Loan pursuant to Section 5.03 hereof, the Agent (on behalf of the Lender) shall designate a different Applicable Lending Office for the Lender if such designation (i) will avoid the need for, or reduce the amount of, such compensation or obviate the effect of such change in Requirement of Law or in the interpretation or application thereof, as the case may be, in the future and (ii) will not, in the reasonable judgment of the Agent and the Lender, be materially disadvantageous to the Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by the Lender and the Agent in connection with any such designation; provided, that the Lender or the Agent, as the case may be, shall deliver to the Parent a certificate describing in reasonable detail all costs and expenses incurred by the Lender or the Agent that are sought to be reimbursed by the Borrowers, which certificate shall be conclusive and binding on the Borrowers in the absence of absent manifest error.

                              SECTION 6. GUARANTY.

                  6.01 THE GUARANTY. The Guarantors hereby jointly and severally guarantee to the Lender, the Trustee and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loan and the Note and all other amounts whatsoever from time to time owing to the Lender, the Agent and the Participants by each Borrower under the Financing Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if any of the Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  6.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrowers under this Agreement, the Note or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or the Note or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Note or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien granted to, or in favor of, the Lender as security for any of the Guaranteed Obligations shall fail to be perfected; or

                  (v) any bankruptcy, insolvency, reorganization, liquidation or similar proceedings in respect of any Borrower shall be commenced or prosecuted.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender, the Trustee or the Agent or any Participant exhaust any right, power or remedy or proceed against the Borrowers under this Agreement or the Note or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors also hereby expressly waive all benefits set forth in the following provisions of Brazilian law: articles 1491, 1493, 1498, 1499, 1500 and 1503 of the Civil Code and article 262 of the Commercial Code.

                  6.03 REINSTATEMENT. The obligations of the Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

                  6.04 REMEDIES. The Guarantors agree that, as between the Guarantors and the Lender, the obligations of the Borrowers under this Agreement and the Note may be declared to be forthwith due and payable as provided in
Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of
Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of said Section 6.01.

                  6.05 INSTRUMENT FOR THE PAYMENT OF MONEY ONLY. The Guarantors hereby acknowledge that the guarantee in this Section 6 constitutes an instrument for the payment of money only, and consents and agrees that the Lender or the Agent, at its sole option, in the event of a dispute by the Guarantors in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  6.06 CONTINUING GUARANTEE. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  6.07 RIGHTS OF CONTRIBUTION. The Borrowers agree that if any of them shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Borrower of any Guaranteed Obligations, each other Borrower (each a "Contributing Guarantor") shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Contributing Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of the Borrowers to any Excess Funding Guarantor under this
Section 6.07 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Person under Section 6.01 hereof and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations.

For purposes of this Section 6.07, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Borrower that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Borrower, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Borrower (excluding any shares of stock of any other Borrower) exceeds the amount of all the debts and liabilities of such Borrower (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Borrower hereunder and any obligations of any other Person that have been Guaranteed by such Borrower) to
(y) the amount by which the aggregate fair saleable value of all properties of all of the Borrowers exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrowers hereunder and under the Note) of all of the Borrowers determined (A) with respect to any Borrower that is a party hereto on the Drawdown Date, as of the Drawdown Date, and (B) with respect to any other Borrower, as of the date such Person becomes a guarantor hereunder.

In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Borrower under Section 6.01 hereof would otherwise, taking into account the provisions of Section 6.01 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Borrower, the Lender, the Trustee, the Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                        SECTION 7. CONDITIONS PRECEDENT.

                  7.01 CONDITIONS TO CLOSING. The obligation of the Lender to make the Loan is subject to the conditions precedent that (i) the Closing Date shall have occurred on or before October 20, 2000, (ii) no law or regulation shall be applicable, in the judgment of the Lender, that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby and (iii) the Agent (on behalf of the Lender) shall have received the following documents, each of which shall be in form and substance satisfactory to the Agent and the Trustee:

                  (a) Executed Agreement. This Agreement, duly executed and delivered by the Obligors and each of the other parties hereto.

                  (b)      Note. The Note, duly completed in accordance with
                           Section 2.04 hereof.

                  (c) Other Financing Documents. Each of the Participation Agreement and the Trust Agreement, duly executed and delivered by each of the respective parties thereto.

                  (d) Approvals. Certified copies of all licenses, consents, authorizations and approvals of, and notices to and filings and registrations with, any Governmental Authority, and of all third-party consents and approvals, required in connection with the making and performance by each Obligor of each Credit Document, except for (1) evidence of the approval of Banco Central, which will enable the Obligors to make remittances from Brazil in Dollars of the principal of, and interest on, the Loan, as well as approved fees, expenses and commissions (the "Evidence of Registration"), to be obtained by the Borrowers within 30 days from the Drawdown Date, (2) any further authorizations from Banco Central which will enable the Borrowers or the Guarantor, as the case may be, to make remittances from Brazil in Dollars, to make payments contemplated under the Credit Documents not specifically covered by the Certificate of Registration or to make payments earlier than the respective due dates, to be requested at such times as such payments are to be made, and (3) the notarization and consularization of the Financing Documents.

                  (e) Corporate Documents. Certified copies of the constitutive documents of each Obligor and of documents (including, without limitation, appropriate resolutions of its Board of Directors) evidencing the due authorization by it of the making and performance by it of each Financing Document to which it is party.

                  (f) Incumbency Certificate. A certificate of each Obligor in substantially the form of Exhibit B hereto as to the authority, incumbency and specimen signatures of the persons who have executed the Financing Documents to which it is party and any other documents in connection herewith on its behalf.

                  (g) Officer's Certificate. A certificate of each Obligor confirming that the representations and warranties set forth in Section 8 hereof are true on and as of the Closing Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                  (h)      Opinions of Counsel.

                           (1) An opinion, dated the Closing Date, of _Mr. Alexandre D'Ambrosio of Tele Norte Celular Participacoes _______________, in-house
                                    Brazilian counsel to the Obligors, in
                                    substantially the form of Exhibit C hereto.

                           (2) An opinion, dated the Closing Date, of Winthrop, Stimson, Putnam & Roberts, special New York counsel to the Obligors, in substantially the form of Exhibit D hereto.

                           (3) An opinion, dated the Closing Date, of Pinheiro Guimaraes Advogados, special Brazilian counsel to the Lender, in substantially the form of Exhibit E hereto.

                           (4) An opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Lender, in substantially the form of Exhibit F hereto.

                  (i) Political Risk Insurance. The Policy, duly executed and delivered by OPIC, together with evidence of payment of the premiums thereon which are then required to have been paid in order for each Insured (as such term is defined in Policy) to be entitled to the full coverage of the applicable Policy in accordance with the terms thereof.

                  (j) Process Agent Acceptance. A Process Agent Acceptance, duly executed and delivered by the Process Agent.

                  (k) Fees. Evidence of payment by the Borrowers of the fees and expenses then due and payable under Sections 2.03(a) and 12.03 hereof and payment of which does not depend on the Certificate of Registration, including without limitation, the reasonable fees and expenses of Pinheiro Guimaraes Advogados, special Brazilian counsel to the Lender, in connection with the negotiation, preparation, execution and delivery of the Financing Documents and the making of the Loan and of any and all stamp taxes or similar taxes payable in connection with the transactions contemplated thereby.

                  (l) Other. Such other documents as the Trustee or the Agent may reasonably require in connection with the Financing Documents.

                  7.02 ADDITIONAL CONDITIONS. The obligation of the Lender to make the Loan is subject to the further conditions precedent that, both immediately prior to the making of the Loan and also after giving effect thereto and to the intended use thereof:

         (A) no Default shall have occurred and be continuing or would result from the Borrowing;

         (B)      the representations and warranties made by each Obligor in
                  Section 8 hereof shall be true in all material respects on and as of the Drawdown Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

         (C) no law or regulation shall be applicable, in the judgment of Agent and the Lender, that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby, and all corporate and other proceedings and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to the Agent and the Lender;

         (D) the Agent shall have received the Notice of Borrowing in accordance with Section 4.03 hereof;

         (E) the Lender or the Agent shall not have received written confirmation from the Majority Participants that they believe (solely for purposes of this Agreement) since December 31, 1999, there has occurred a material adverse change in the financial, economic or political condition of Brazil, or in the market for loans or debt securities of Brazilian borrowers or issuers;

         (F) all actions to be taken in connection with the ownership requirements specified in Sections 2.4 and 2.5 of the Trust Agreement shall have been taken in accordance with said Sections 2.4 and 2.5, and the Loan to be made shall be entitled to the full benefits of the coverage provided under the Policy; and

         (G) the Agent shall have received such additional documents relating to the transactions contemplated by the Financing Documents as it may reasonably request.

The Notice of Borrowing shall constitute a certification by the Borrowers to the effect that the conditions set forth in clauses (A) and (B) of this Section 7.02 will be fulfilled (both as of the date of such notice and, unless the Parent otherwise notifies the Agent prior to the Drawdown Date, as of the Drawdown
Date).

                  7.03 FUNDING. Anything in this Agreement to the contrary notwithstanding, the Lender shall not have any obligation to make the Loan except to the extent that the Lender has actually received from the Participants pursuant to the Participation Agreement, in Dollars at the place and in the manner provided therein, the proceeds of the funding obligations of the Participants thereunder.

                   SECTION 8. REPRESENTATIONS AND WARRANTIES.

                  On the date hereof and on the Drawdown Date, each Obligor (to the extent specified) represents and warrants to the Lender, the Trustee and the Agent, for the benefit of the Lender, the Trustee, the Agent, OPIC and the Participants and with the understanding that the representations and warranties contained in Section 8.16 hereof are the basis for the issuance by OPIC of the Policy, that:

                  8.01 POWER AND AUTHORITY. Such Obligor (a) is a corporation duly organized and validly existing under the laws of Brazil; (b) has all requisite power and authority to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required; (c) has full power, authority and legal right to make and perform each of the Financing Documents to which it is a party and (in the case of each Borrower) to borrow the Loan hereunder; (d) maintains in all material respects proper books of record and account in which full, true and correct entries have been made of all dealings and transactions in relation to its business and activities; (e) has good title to, or valid leasehold interests in, all its real and personal Property material to its business, subject only to Liens permitted by Section 9.07(a) hereof and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted; (f) owns, or is licensed or otherwise permitted by contractual arrangement to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to and used in its current business, and the use thereof by such Obligor does not infringe upon the rights of any other Person except to the extent, in each such case, any non-compliance is not reasonably likely to have a Material Adverse Effect; and (g) is in compliance in all material respects with all Requirements of Law of any Brazilian Governmental Authority applicable to it or its Property and all material indentures, agreements and other instruments binding upon it or its Property. No Default has occurred and is continuing.

                  8.02 SUBSIDIARIES; OWNERSHIP OF SHARE CAPITAL. Such Obligor has no Subsidiaries, except, in the case of the Parent, the Borrowers. Such Obligor is not the general partner in (or otherwise liable for the obligations of) any partnership. As of the date hereof, Telesystem International directly or indirectly owns (beneficially and of record) at least 48% of the Voting Shares of Telpart Participacoes; Telpart Participacoes owns (beneficially and of record) at least 50% of the Voting Shares of the Parent plus one such share and maintains actual Control of the Parent; and the Parent owns (beneficially and of record) at least 82% of the Voting Shares of each Borrower and maintains actual Control of each Borrower.

                  8.03 DUE AUTHORIZATION, ETC. The making and performance by such Obligor of the Financing Documents to which it is party and all other documents and instruments to be executed and delivered hereunder by it (i) have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action, (ii) do not contravene any Requirement of Law (including regulations of Banco Central), applicable to such Obligor, or the charter, by-laws or other organizational documents of such Obligor or any order of any Brazilian Governmental Authority applicable to such Obligor, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Obligor or its Property, or give rise to a right thereunder to require any payment to be made by such Obligor and (iv) will not result in the creation or imposition of any Lien on any Property of such Obligor. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. No part of the proceeds of the Loan will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

                  8.04 NO ADDITIONAL AUTHORIZATION REQUIRED.

                  (a) All licenses, authorizations and approvals and other actions by, or notices to or filings or registrations with, any Governmental Authority (including without limitation ANATEL, the Ministry of Telecommunications and Banco Central), and all third-party approvals, required for the due execution, delivery and performance by such Obligor of the Financing Documents to which it is a party or for the legality, validity or enforceability of the Financing Documents have been obtained and are in full force and effect and true copies thereof have been provided to the Lender and the Agent, except for the Certificate of Registration and any further authorizations from Banco Central which will enable the Borrowers or the Parent, as the case may be, to make remittances from Brazil in Dollars, to make payments contemplated under the Financing Documents not specifically covered by the Certificate of Registration or to make payments earlier than the respective due dates, to be requested at such times as such payments are to be made; and (c) the notarization and consularization of the Financing Documents and the translation thereof into Portuguese by a sworn translator, which is required for a contract to be in proper legal form under the laws of Brazil for enforcement thereof in any competent Brazilian court.

                  (b) All approvals, qualifications, authorizations, licenses and permits of any Brazilian Governmental Authority (including the Concession) or any other third party that are necessary or prudent for the conduct of the operations of such Obligor have been duly obtained, are in full force and effect, are not subject to appeal, are free from conditions or requirements the compliance with which could have a Material Adverse Effect and are held in the name of such Obligor, except those approvals, qualifications, authorizations, licenses and permits (i) the absence of which is not reasonably likely to have a Material Adverse Effect or (ii) that are not capable of being obtained at the present time or that are not capable as a matter of applicable law or prevailing practice of the relevant Brazilian Governmental Authority or third party of being obtained at the present time (but as to which, in any such case such Obligor knows of no reason the same will not be obtained in due course).

                     8.05 LEGAL EFFECT. This Agreement has been duly executed and delivered by such Obligor and is, and the Note when duly executed and delivered by the Borrowers (together with the Guaranty (aval) of the Parent on the Note) for value will be, legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  8.06 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE.

                  (a) Financial Condition. The Parent has heretofore furnished to the Agent the consolidated balance sheet of the Parent and its consolidated Subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, in each case on a consolidated basis as of and for the fiscal year ended December 31, 1999, and the corresponding financial statements of the Borrowers on a Combined Basis, reported on by its independent public accountants. Such financial statements present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Parent and its consolidated Subsidiaries on a consolidated basis and the Borrowers on a Combined Basis as of such date and for such period in accordance with GAAP.

                  (b) No Material Adverse Change; No Undisclosed Liabilities. Since December 31, 1999, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Parent and its consolidated Subsidiaries on a consolidated basis or of the Borrowers on a Combined Basis. Other than those set forth in the financial statements furnished pursuant to Section 8.06(a) hereof or most recently furnished pursuant to Section 9.04(a) or (b) hereof, as the case may be, or otherwise disclosed to the Agent, the Parent and its consolidated Subsidiaries on a consolidated basis have no material outstanding or contingent obligations, claims or charges.

                  8.07 RANKING; PRIORITY. The payment obligations of such Obligor under this Agreement and the Note are and will at all times be direct and unconditional general obligations of such Obligor, and rank and will at all times rank in right of payment and otherwise at least pari passu with all other senior unsecured Indebtedness of such Obligor, whether now existing or hereafter outstanding. There exists no Lien (including any Lien arising out of any attachment, judgment or execution), nor any segregation or other preferential arrangement of any kind, on, in or with respect to any of the Property of any Borrower, except as expressly permitted by Section 9.07 hereof.

                  8.08 LITIGATION AND ENVIRONMENTAL MATTERS. There is no litigation, investigation or proceeding pending or, to the best knowledge of such Obligor, threatened against it or any Subsidiary thereof by or before any Governmental Authority that (either individually or in the aggregate) if adversely determined could reasonably be expected to have a Material Adverse Effect. The operations and Property of such Obligor and each Subsidiary thereof comply in all material respects with all applicable Environmental Laws. Such Obligor (i) has not failed to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law applicable to it,
(ii) has not become subject to any Environmental Liability, (iii) has not received notice of any claim with respect to any Environmental Liability and
(iv) does not know of any basis for any Environmental Liability that, in each of the foregoing cases in this sentence, is reasonably likely to have a Material Adverse Effect.

                  8.09 COMMERCIAL ACTIVITY; ABSENCE OF IMMUNITY. Such Obligor is subject to civil and commercial law with respect to its obligations under the Credit Documents to which it is a party. The execution, delivery and performance by such Obligor of the Credit Documents to which it is a party constitute private and commercial acts rather than public or governmental acts. Neither such Obligor, nor any of its Properties, is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of any Borrower under this Agreement or the Note (provided that equipment deemed essential to the performance by the Obligors of public services may not be attached or executed upon).

                  8.10 TAXES. There is no income, stamp or other tax, levy, assessment, impost, deduction, charge or withholding of any kind imposed by Brazil (or any municipality or other political subdivision or taxing authority thereof or therein that exercises de facto or de jure power to impose such tax, levy, assessment, impost, deduction, charge or withholding) either (a) on or by virtue of the execution or delivery of the Financing Documents to which such Obligor is party or (b) on any payment to be made by any Obligor pursuant to the Credit Documents, other than withholding tax at a rate of 15% or, in the case of payments made to a Person that is a resident of a Tax Haven

Jurisdiction on payments of interest, fees and commissions due hereunder, and any such tax, levy, assessment, impost, deduction, charge or withholding imposed on any Person as a result of such Person being organized under the laws of Brazil or by virtue of its Applicable Lending Office being located in Brazil. Such Obligor has timely filed or caused to be filed all material tax returns and reports required to have been filed and has paid or caused to be paid all taxes required thereunder to have been paid by it, except taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves.

                  8.11 LEGAL FORM. Each Financing Document to which such Obligor is party is in proper legal form under the laws of Brazil for the enforcement thereof against such Obligor under such law, and if each were stated to be governed by such law, it would constitute a legal, valid and binding obligation thereof under such law, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, concordata, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights; provided that, for enforcement of such Financing Document before Brazilian courts, (A)(x) the signatures of the parties signing such Financing Document outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and the signature of such notary public must be authenticated by a Brazilian consular officer at a Brazilian consulate of competent authority or (y) this Agreement must be registered with the competent Registry of Deeds and Documents, and (B) this Agreement must be translated into Portuguese by a sworn translator.

                  8.12 FULL DISCLOSURE. As of the Drawdown Date, such Obligor has disclosed to the Lender, the Trustee and the Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters (other than matters of a general macroeconomic nature) known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of such Obligor to the Lender, the Trustee and the Agent in connection with this Agreement or any other Financing Document or included herein or therein or delivered pursuant hereto or thereto, taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading on the date as of which such information is stated or certified; provided that, with respect to projected financial information, such Obligor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. All written information furnished after the date hereof by such Obligor to the Agent in connection with the Financing Documents, the Policies and the transactions contemplated hereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

                  8.13 LIENS; INDEBTEDNESS. Each Lien securing Indebtedness of any Person outstanding on the date hereof in excess of $500,000 and covering any Property of such Obligor or any Subsidiary thereof (other than any Permitted Lien the enforcement of which could not be expected to have a Material Adverse Effect), and the aggregate amount of Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien, is publicly disclosed in the financial statements of such Obligor or its Subsidiaries that are filed with and publicly available through the Comissao de Valores Mobiliarios of Brazil and is correctly described in such financial statements. The Property of such Obligor and each Subsidiary thereof is subject to no Lien in excess of $500,000 except as set forth in such public filings.

                  8.14 POLICY OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM. By execution of this Agreement, each Obligor acknowledges that it is the policy of the Board of Governors of the Federal Reserve System of the United States of America that extensions of credit by international banking facilities, such as the Loan, may be used only to finance operations outside the United States of America of the Borrowers or of the Borrowers' Affiliates outside the United States of America.

                  8.15 YEAR 2000. The Parent and each Borrower is Year 2000 Compliant. As of the Drawdown Date, on the basis of reasonable inquiries made, the Parent reasonably believes that each of Telecomunicacoes de Para S.A., Telecomunicacoes de Amapa S.A., Telecomunicacoes de Roraima S.A., Telecomunicacoes de Maranhao S.A. and Telecomunicacoes de Amazonas S.A. (each, a sociedade anonima organized under Brazilian law) is Year

2000 Compliant on or prior to December 31, 1999, and each of said Persons and the Parent and each Borrower will remain Year 2000 Compliant thereafter.

                  8.16 THE POLICY. All information with respect to the Project and such Obligor provided by such Obligor to the Lender, the Agent, any Participant, the Trustee or OPIC in connection with or for inclusion in the Policies, and all information contained in the OPIC Application (as such term is defined in the Participation Agreement) and the Policies is, in each case, true and correct in all material respects. All information previously provided to OPIC by any Obligor concerning any Obligor's environmental protection and worker health and safety practices (together, the "Protective Practices Information") is true and correct in all material respects. On the date of each Policy, such Obligor would have been legally able (a) to convert Reais into Dollars and (b) to transfer such Dollars to the United States of America.

                  8.17 INVESTMENT COMPANY. Such Obligor is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                              SECTION 9. COVENANTS.

                  Each Obligor (to the extent specified) covenants and agrees with the Lender, the Trustee and the Agent, for the benefit of the Lender, the Trustee, the Agent, OPIC and the Participants and with the understanding that the covenants in Sections 9.15, 9.16 and 9.17 hereof are the basis for the issuance by OPIC of the Policies, that, until the payment in full of the principal of and interest on the Loan and of all other amounts payable hereunder and so long as the Commitment is outstanding:

                  9.01 EXISTENCE; BOOKS AND RECORDS.

                  (a)      Except pursuant to transactions permitted under
                           Section 9.12(a) allowing for the termination of any Obligor's legal existence, each Obligor will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its businesses.

                  (b) Each Obligor will keep proper books of record and account in which full, true and correct entries, in all material respects, are made of all dealings and transactions in relation to its business and activities. Each Obligor will permit any representatives designated by the Agent, upon at least five Business Days' prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, provided that, unless a Default has occurred and is continuing, the cost and expenses of such representatives shall be for the account of such Participant, the Agent or the Lender, as the case may be.

                  (c) Each Obligor will timely pay and discharge at or before maturity all of its material obligations except where the same are contested in good faith and by proper proceedings and against which adequate reserves are being maintained to the extent required by GAAP.

                  9.02 COMPLIANCE WITH LAW; TAXES; INSURANCE. Each Obligor will, and will cause each of its Subsidiaries to:

                  (a) comply with all Requirements of Law of any Governmental Authority applicable to it or its Property except where failure to do so, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect;

                  (b) file all material tax returns that are required to be filed by such Person and pay and discharge all taxes on such Person's income, profits or Property in a timely manner but in any event prior to the date on which penalties attach thereto; provided that such Person shall not be required to discharge any tax that is being contested in good faith and by appropriate proceedings diligently pursued and for which adequate reserves are being maintained or any tax, the disputed amount of which is immaterial and as to which no enforcement action has been commenced; and

                  (c) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  9.03 GOVERNMENTAL AUTHORIZATIONS. Each Obligor will at its own expense (i) maintain in full force and effect, to the extent such have already been obtained and continue to be necessary for the conduct of the operations of such Obligor and (ii) promptly obtain or make from time to time, to the extent such have not already been obtained, all such governmental licenses, authorizations, consents, registrations, permits and approvals as may be required for such Obligor to comply with its obligations and preserve its rights under, and for the validity and enforceability of, each of the Financing Documents to which it is a party, except in each case those governmental licenses, authorizations, consents, registrations, permits and approvals that are not capable of being obtained at the present time or that are not capable as a matter of applicable law or prevailing practice of the relevant Brazilian Governmental Authority or third party of being obtained at the present time (but as to which, in any such case such Obligor knows of no reason the same will not be obtained in due course) or, in the case of clause (i) above, the failure to obtain which is not reasonably likely to have a Material Adverse Effect. Without limiting the foregoing, the Borrowers shall deliver a copy of the Certificate of Registration issued in respect of the Loan by Banco Central within five days from the date of issuance thereof.

                  9.04 FINANCIAL STATEMENTS, ETC. The Parent will furnish to the Agent for distribution to the Lender and the Participants:

                  (a) Within 120 days after the end of each fiscal year of the Obligors, (i) the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of each fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by its independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the consolidated financial condition and consolidated results of operations of the Parent and its consolidated Subsidiaries in accordance with GAAP consistently applied, (ii) the balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrowers (on a Combined Basis) as of the end of and for such year and (iii) a certificate by a Financial Officer of one of the Borrowers setting forth, with respect to the last fiscal quarter of such fiscal year, the calculation of the financial ratios set forth in Section 9.11 hereof with respect to such fiscal quarter;

                  (b) Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Obligors, (i) the consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such fiscal quarter and the related statements of operations of the Parent and its consolidated Subsidiaries, and the corresponding financial statements of the Borrowers (on a Combined Basis) as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Parent and of the Borrowers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries, and the financial condition and results of operations of the Borrowers on a Combined Basis, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, (ii) a certificate by a Financial Officer of any of the Borrowers setting forth the calculation of the financial ratios set forth in
                           Section 9.11 hereof with respect to such fiscal quarter and specifying subscriber information (including the number of subscribers, churn rate and the number of pre-paid and post-paid subscribers) and
                           (iii) all financial statements submitted by any Obligor to Comissao de Valores Mobiliarios during such fiscal quarter;

                  (c) Concurrently with any delivery of financial statements under clause (a) or (b) of this Section,
                           (i) a certificate of a Financial Officer of the Parent and of the Borrowers (x) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (y) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 8.06 hereof and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (ii) a certificate of a Financial Officer of the Parent (x) setting forth in reasonable detail the calculations required to establish whether the consolidated financial statements of the Borrowers were in compliance with requirements of Section 9.11 (Financial Covenants) on the date of such statements and stating whether any Default exists on the date of such certificate and, if a Default has occurred and is continuing, specifying the details thereof of any action taken or proposed to be taken with respect thereto;

                  (d) Concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating (i) that the balance sheet and related statements of operations, stockholders' equity and cash flows delivered pursuant to clause (a)(ii) of this Section present fairly in all material respects the financial condition and results of operations of the Parent, and of the Borrowers on a Combined Basis, in accordance with GAAP consistently applied and (ii) whether they obtained knowledge during the course of their examination of the financial statements delivered under clause (a) of this Section of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) Promptly, written notice of the following, upon any Obligor's obtaining knowledge thereof: (i) the occurrence of any Default; (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting such Obligor that, if adversely determined, is reasonably likely to have a Material Adverse Effect; and (iii) any other development (other than developments of a general macroeconomic nature) that results in, or is reasonably likely to result in, a Material Adverse Effect. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto;

                  (f) Without prejudice to Section 9.15 hereof, promptly after the occurrence of any breach by any Obligor of any of its material obligations specified in either Policy, notice thereof with a reasonable description of such breach; and

                  (g) From time to time such additional information regarding the operations, business affairs and financial condition of the Obligors, or compliance with the terms of the Credit

                           Documents, as the Lender, the Agent or any Participant through the Agent may reasonably request.

                  9.05 RANKING. Each Obligor will promptly take all actions as may be necessary to ensure that the obligations of the Obligors under this Agreement and the Note will at all times constitute unconditional and unsubordinated general obligations thereof ranking at least pari passu with all other present and future senior unsecured Indebtedness thereof.

                  9.06 INDEBTEDNESS. No Borrower will Guarantee any Indebtedness of the Parent; no Borrower will Guarantee any Indebtedness of the other Borrowers or any of them in excess of $10,000,000 in the aggregate as to all Borrowers; and without limiting the foregoing, no Borrower will create, incur, assume or permit to exist any Indebtedness, except:

                  (a)      Indebtedness created hereunder;

                  (b) Indebtedness outstanding on the date hereof, and any refinancings or refundings of such Indebtedness, provided that the amount of such refinancings and refundings thereof does not exceed the amount of such Indebtedness refinanced or refunded (including principal outstanding on the date hereof and interest accrued to the date hereof but unpaid);

                  (c) other unsecured Indebtedness; provided that any such Indebtedness (other than Indebtedness owing to any other Obligor) owing to an Affiliate shall (1) have no fees payable by such Obligor to the lender of such Indebtedness and (2) have economic terms no more favorable to the lender of such Indebtedness than arm's-length terms available to such Obligor on the date of incurrence of such Indebtedness for similar Indebtedness;

                  (d)      Indebtedness under any BNDES Financing;

                  (e) Capital Lease Obligations, provided that the aggregate outstanding principal amount of such Indebtedness of all the Borrowers does not exceed an amount equal to 2.0% of the Total Assets of the Borrowers (on a Combined Basis) at the time of incurrence of any such Indebtedness;

                  (f) Indebtedness secured by Liens permitted under Section 9.07(a)(4) hereof, provided that the aggregate outstanding principal amount of such Indebtedness incurred by all the Borrowers does not exceed an amount equal to 2.0% of the Total Assets of the Borrowers (on a Combined Basis) at the time of and immediately after giving effect to incurrence of any such Indebtedness;

                  (g) Hedging Agreements permitted under Section 9.13(b) hereof; and

                  (h) Indebtedness secured by Liens permitted under Section 9.07(a)(5) hereof;

provided that, immediately after giving effect to the incurrence of such Indebtedness, the Borrowers would be in compliance with Section 9.11 hereof; and provided, further, that in no event shall any Borrower create, incur, assume or permit to exist any Indebtedness owing to Telpart Participacoes, Telesystem International and/or Opportunity Mem.

                  9.07 NEGATIVE PLEDGE.

                  (a) No Borrower will create, assume or suffer to exist any Lien on its Property (including, without limitation, any shares of the capital stock or other securities of itself) now owned or hereafter acquired by it, except:

                           (1)      Permitted Liens;

                           (2) any Lien existing on any Property prior to the acquisition thereof by such Borrower; provided that (x) such Lien is not created in contemplation of or in connection with such acquisition, (y) such Lien shall not apply to any other Property of such Borrower and (z) such Lien shall secure only those obligations which it secures on the date of such acquisition;

                           (3) Liens existing on any asset of such Borrower on the date hereof, and any renewals, extensions and modifications thereof, provided that such renewals, extensions and modifications thereof do not (x) extend to any assets of such Borrower other than those subject to such Lien on the date hereof and
                                    (y) secure Indebtedness in an amount in
                                    excess of the Indebtedness secured by such Lien on the date hereof;

                           (4) purchase money Liens on equipment or real estate acquired or held by such Borrower in the ordinary course of business to secure the purchase price of such equipment or real estate or to secure Indebtedness permitted under Section 9.06(f) incurred solely for the purpose of financing the acquisition of such equipment or real estate to be subject to such Liens, or extensions, renewal or replacements of any of the foregoing for the same or lesser amount; provided, however, that no such Lien shall extend to or cover any Property other than the equipment or real estate being acquired, and no such extension, renewal or replacement shall extend to or cover any Property not theretofore subject to the Lien being extended, renewed or replaced;

                           (5) Liens on any assets with an aggregate value of up to but not exceeding an amount equal to 2% of Total Assets (at the time of incurrence) to secure Indebtedness permitted under Section 9.06(d); provided, however, that if Liens on any assets in excess of 2% of Total Assets as aforesaid, at the option of the Agent, such Borrower shall have granted Liens, satisfactory in form and substance to the Agent in its sole discretion, extending to or covering assets of such Borrower (which, if possible, are of a similar type as the assets subject to the Liens granted in accordance with this Section) the book value of which is at least equal to the book value of the equipment or real estate subject to the Liens granted in accordance with this Section, calculated in each case at the time of the granting of such Liens;

                           (6) Liens in connection with any conditional sale agreement on any handset inventory and any handset accessories of such Borrower, provided that such Liens shall not secure an aggregate purchase price of such inventory as provided in the applicable conditional sale agreement in an aggregate amount for all the Borrowers in excess of 2.0% of the Total Assets of the Borrowers (on a Combined Basis) at the time of any such purchase; and

                           (7) Liens in connection with Capital Lease Obligations permitted under Section 9.06(e), provided that no such Liens shall extend to or cover any assets other than the assets subject to such Capital Lease Obligations.

                  (b) In addition, the Parent will not create, incur, assume or permit to exist any Lien on any shares of capital stock in any Borrower now owned or hereafter acquired by it, except Permitted Liens.

                  9.08 TRANSACTIONS WITH AFFILIATES. Each Borrower will not, and will not permit any of its Subsidiaries that are created or acquired after the date hereof to, sell, lease or otherwise transfer any Property to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions at prices and on terms and conditions not less favorable to such Borrower than could be obtained on an arm's-length basis from unrelated third parties, (ii) transactions set forth in the Technical Services Agreement between the Borrowers and Telesystem International Wireless, Inc. with respect to the provision of technical and management services by said corporation to the Borrowers, (iii) transactions among the Borrowers and (iv) transactions expressly permitted herein.

                  9.09 CONDUCT OF BUSINESS. Each Obligor will at all times conduct its business in accordance with prudent business and financial practices.

                  9.10 USE OF PROCEEDS. The Borrowers will use the proceeds of the Loan solely to purchase and install certain goods and services related to the Project; provided, that neither the Agent nor the Lender shall be responsible as to the use of any of such proceeds.

                  9.11 FINANCIAL COVENANTS.

                  (a) Total Leverage Ratio. The Borrowers (on a Combined Basis) will not, at any time, permit the aggregate outstanding amount of Net Debt for Borrowed Money to exceed(i), during the period beginning as of the Drawdown Date through the Final Maturity Date, 325% of Annualized EBITDA.

                  (b) Foreign Currency Leverage Ratio. The Borrowers (on a Combined Basis) will not, at any time, permit the aggregate outstanding amount of Net Foreign Currency Indebtedness to exceed, during the period beginning as of the Drawdown Date through the Final Maturity Date, 250% of Annualized EBITDA.

                  (c) EBITDA to Debt Service Ratio. The Borrowers (on a Combined Basis) will not permit, as of the end of the most recently completed fiscal quarter, Annualized EBITDA for such fiscal quarter to be an amount less than(i), in the case of each fiscal quarter during the period beginning as of the Drawdown Date through the Final Maturity Date, 125% of Debt Service for the then most recently completed four fiscal quarters.

                  9.12 FUNDAMENTAL CHANGES.

                  (a) Mergers, Consolidations, Disposal of Assets, Etc. No Obligor will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or its Concession or any frequency allocation under such Concession, or liquidate or dissolve (each a "Merger"), except (A) a Merger between a Borrower and an Approved Merger Candidate (an "Approved Merger"), (B) Mergers among Obligors and (C) a Merger between the Parent and any Person other than a Borrower (a "Parent Merger"); provided that (i) with respect to an Approved Merger with Telemig Celular S.A., Telemig Celular S.A., shall not have Merged with or acquired any other Person after the date hereof other than another Approved Merger Candidate or any Obligor; (ii) with respect to an Approved Merger or a Parent Merger, (x) such Obligor is the surviving entity or the surviving entity assumes all the obligations of such Obligor under the Credit Documents; (y) immediately after giving effect to such Merger, no Default will exist; and (z) immediately after giving effect to such Merger, the Loan will rank at least pari passu with all other senior unsecured Indebtedness of the surviving entity, whether now existing or hereafter outstanding; and (iii) with respect to an Approved Merger or a Merger between the Parent and any Borrower after the occurrence of any Parent Merger

                           (other than with Telemig Celular Participacoes S.A.), the Agent shall have received satisfactory evidence that an indicative credit rating of the proposed entity shall have been obtained within 60 days prior to the closing of such Merger from Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Moody's Investors Services Inc. or Duff & Phelps Credit Rating Co., and such indicative credit rating shall be equal or better than the actual credit rating of such Borrower obtained from any such credit rating company within 60 days prior to the closing of such Merger, provided that the impact of country risk shall have been excluded from the determination of such indicative credit rating and such actual credit rating.

                  (b) Lines of Business. No Borrower will engage in any business other than the provision of telecommunications services expressly permitted pursuant to its Concession and any other activities that are reasonably related to the provision of telecommunications services not expressly prohibited pursuant to such Concession.

                  (c) Subsidiaries. No Borrower will create or permit to exist any Subsidiaries other than the Subsidiaries listed in Section 8.02 hereof or resulting from a Merger under clause (a) of this Section 9.12.

                  9.13. INVESTMENTS; HEDGING AGREEMENTS.

                  (a) Investments, Etc. No Borrower will make any loan or advance to the Parent; except for the Indebtedness of the Borrowers created hereunder, no Borrower will make loans or advances to, or Guarantee any obligations of, the other Borrowers or any of them in excess of $10,000,000 in the aggregate as to all Borrowers; and without limiting the foregoing no Borrower will purchase, hold or acquire any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except investments made in the ordinary course of business of such Borrower, including without limitation (i) investments made in Cash Equivalents,
                           (ii) loans or advances to employees in the ordinary course of business in an aggregate amount among all the Borrowers not to exceed $1,000,000 in any calendar year, (iii) advance payments to vendors and other extensions of trade credit in the ordinary course of business, (iv) investments in connection with Hedging Agreements permitted under Section 9.13(b) hereof and (v) investments in another Borrower. Notwithstanding anything in the immediately preceding sentence to the contrary, no Borrower will make any loans or advances to, or Guarantee any obligations of, any Affiliate of such Borrower, other than another Borrower (subject to the limitations set forth in the first sentence of this Section 9.13(a)).

                  (b) Hedging Agreements. Such Borrower will not enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which such Borrower is exposed in the conduct of its business or the management of its liabilities.

                  9.14. DIVIDEND PAYMENTS. No Borrower will, without the prior written consent of the Agent (acting with the consent of the Majority Participants), declare or pay any Dividend Payment at any time, except that any Borrower may (so long as no Event of Default has occurred and is continuing) declare and pay Dividend Payments in any fiscal year of such Borrower if such Borrower has paid all principal of and interest on the Loan and all other amounts due and payable by it under the Credit Documents during the immediately preceding fiscal year of such Borrower; provided, that this Section 9.14 shall in no event be construed to require a Borrower to violate any obligation to pay dividends pursuant to applicable Brazilian law.

                  9.15 POLICY.

                  (a) The Borrowers will pay in full to OPIC, for the account of the Lender, all premiums on the Policies in full as and when due as therein provided (and the Agent will promptly inform the Guarantor thereof). Any payments under this Section 9.15(a) shall not constitute an advance to the Trust (as such term is defined in the Trust Agreement) and shall not be reimbursed by the Trustee to the Borrowers from the Trust Estate (as such term is defined in the Trust Agreement).

                  (b) Each Borrower will carry out in good faith all preventative and remedial procedures described or referenced in the Protective Practices Information.

                  (c) Each Borrower will ensure that no action will be taken to prevent its employees from lawfully exercising their right of free association and their right to organize and bargain collectively. Each Borrower will observe applicable laws relating to acceptable conditions of work with respect to minimum wages, hours of work, and occupational health and safety, and agrees to ensure that forced labor is not and will not be used at the foreign enterprise. Each Borrower will ensure that (i) such Borrower will not take any action on the basis of the right of association or collective bargaining activities or membership that may result in the termination, suspension, demotion, or transfer of any of its employees, or by an officer, agent or representative thereof; (ii) all employees shall have the right to remove themselves from hazardous situations without jeopardizing their continued employment, (iii) no person under the age of 16 shall be employed by such Borrower for general labor, and no person under the age of 18 shall be employed by such Borrower for work involving hazardous activities; (iv) such Obligor shall not engage in or permit, with respect to the Project, any discriminatory treatment in its hiring practices, wage assessment and payment, job promotion, and employment development and training relating to any prospective or actual employee and/or group of employees on the basis of race, color, ethnic origin, gender, or religious affiliation; and
                           (v) the preceding provisions shall apply to all Engineering, Procurement, and Construction (EPC), and Operation and Maintenance (O&M) contractors and subcontractors. No Borrower is responsible under this paragraph for any action taken by any Governmental Authority of Brazil.

                  (d) With respect to its cellular telephone network, no obligor nor any of its affiliates that such Obligor controls or has the ability to control, whether by ownership interest or management contract or otherwise (a "Controlled Affiliate") will offer or promote the offering of services marketed as telecommunications containing sexually explicit adult content (the "Designated Services"). No Borrower nor any of its Affiliates shall have any duty to prevent any person or persons not such Borrower or its Affiliate from offering the Designated Services.

                  (e) The Obligors will carry out the Project in accordance with the International Finance Corporation "Environmental, Health and Safety Guidelines for Telecommunications" dated July 1, 1998, and will assure that the Project will meet ANSI Standards for Radio Frequency and Field Exposure (IEE C95 1991).

                  (f) To the extent required by the Policies, each Borrower agrees to deliver to the Lender the calculation of premiums and information for the election of coverage for the Policy.

                  (g) Each Obligor will take such action as any Participant shall reasonably request through the Agent that is required of such Obligor in order for such Participant to comply with the provisions of the Policies; provided, however, that such Obligor shall not be required to take any action that would contravene applicable law.

                  9.16 INCONVERTIBILITY.

                  (a) Notwithstanding anything contained in Section 9.16(b), if an Inconvertibility Event exists at any time, each Obligor shall use whatever lawful means are available to convert Reais into Dollars through any customary legal channels for transactions similar to the transactions contemplated under and in connection with this Agreement and the other Financing Documents.

                  (b) Without prejudice to any right of the Lender (on behalf of the Participants) under or in connection with the Financing Documents, if an Inconvertibility Event occurs in respect of any payment due under this Agreement or the Note, upon and in accordance with written instructions of the Lender, the Obligors shall, within two Business Days following delivery of such written instructions (the "Inconvertibility Account Creation Date"), make one or more deposits, in an account in the name of the Lender (the "Inconvertibility Account") established by the Lender and identified by written notice delivered by the Lender to the Obligors (or, upon written request delivered by the Lender to the Obligors, established by either Obligor), for application as provided in the Policy, as set forth below. The Obligors shall deposit or cause to be deposited into the Inconvertibility Account:

                           (1) on the Inconvertibility Account Creation Date, the amount of Reais resulting from converting to Reais the Dollar amount of such payment due at (x) the official rate of exchange applicable to the type of remittance on the date such payment was due, or (y) if Dollars are generally not available at the applicable official rate of exchange and exchanges of Reais for Dollars are generally effected through another customary legal channel, then at the effective rate of exchange applicable to exchanges effected through such channel on the date such payment was due; plus

                           (2) on the Inconvertibility Account Creation Date, the amount of Reais which would have been sufficient for the Borrowers to pay any and all taxes, commissions or charges which would have been due in connection with the purchase and remittance abroad of the Dollar amount of the payment due, had such purchase and/or remittance not been prevented by the occurrence of the Inconvertibility Event; plus

                           (3) when and as necessary on any subsequent date (each, a "Top-Up Date"), such additional amount(s) of Reais as, when added to the amounts described in subparagraphs (1) and
                                    (2) above (including any monetary correction and interest accrued and received thereon), would be sufficient to (A) yield the amount of Dollars due on the date of the affected payment, at the rate of exchange applicable on such Top-Up Date and (B) pay the taxes, commissions and charges referred to in subparagraph (2) above.

If at any time the amount of Reais deposited pursuant to the above provisions of this clause (b) is less than the amount of Reais that would have been deposited pursuant to said provisions if the exchange rate from Reais to Dollars as notified to the Trustee by OPIC (the "OPIC Rate") had applied in lieu of the exchange rates in said provisions, then the Obligors shall promptly pay the deficiency to the Lender.

                  (c) Each Obligor shall, promptly upon its becoming aware thereof, notify the Agent (with a copy to the Trustee) of the occurrence of any Inconvertibility Event. In addition, if an Obligor is prevented from making the deposit pursuant to Section 9.16(b) due to the application of any law or regulation, it shall promptly so notify the Agent (with a copy to the Trustee).

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                  9.17 COOPERATION WITH LENDER REGARDING THE POLICY. The
Obligors shall take such actions as the Lender, or the Agent on behalf of the Majority Participants or Participants, as the case may be, may reasonably from time to time request in connection with (a) the preparation and filing of any claim for compensation under any Policy and otherwise in ranking or demonstrating any claim for compensation under any Policy, and (b) any other action at any time which the Lender or the Agent may determine or be required to take in connection with the Policy; provided that no Obligor shall be required to take any action that would contravene applicable law.

                  9.18 COLLATERAL TRUST ACCOUNT. Upon the failure of the Borrowers to comply with any of the provisions of Section 9.11 hereof, any Borrower may notify the Lender, the Trustee and the Agent in writing to establish a Collateral Trust Account to hold (i) all amounts intended to cure such failure and deposited therein pursuant to Section 10 (d) hereof, (ii) all Cash Equivalents invested in with funds therein and (iii) all proceeds of the foregoing. The Borrowers hereby declare that the Collateral Trust Account and all amounts and Cash Equivalents therein shall be held in trust by the Trustee for the Lender and the Participants, and the Obligors agree to take such further action as the Lender may reasonably request in order to effect the foregoing. All amounts deposited by any Borrower or on behalf of the Borrowers in the Collateral Trust Account pursuant to Section 10 (d) hereof shall be invested by the Trustee (a) at the written instruction of the lender, in Cash Equivalents specified by the Borrowers and reasonably acceptable to the lender and (b) in the absence of such written investment instructions, in Cash Equivalents of the kind referred to in clause (iv) of the definition of "Cash Equivalents". Following the creation of a Collateral Trust Account pursuant to this Section with respect to any failure of the Borrowers to comply with the provisions of
Section 9.11 hereof, at such time that the Borrowers shall certify their then-current compliance with the provisions of Section 9.11 hereof, the lender shall promptly instruct the trustee in writing to remit all amounts on deposit in the Collateral Trust Account (including the proceeds from any investments in Cash Equivalents) to the Borrowers.

                  SECTION 10. EVENTS OF DEFAULT.

                  If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) any Obligor shall fail to pay or cause to be paid (i) any principal of the Loan or the OPIC Fee when and as the same shall become due and payable under any Credit Document, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or (ii) any other amount (including interest and fees other than the OPIC Fee) when and as the same shall become due and payable under any Credit Document and such failure under this clause (a)(ii) continues for three Business Days after the same shall have become due and payable;

                  (b) any representation or warranty made by or on behalf of any Obligor in or in connection with this Agreement or any other Financing Document or any amendment or modification hereof or thereof, or in any written report, certificate, financial statement or other document furnished by any Obligor pursuant to or in connection with this Agreement, any other Financing Document or any Policy or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

                  (c) (i) any Obligor shall fail to observe or perform of any of its obligations under Sections 9.01(a) (as to corporate existence), 9.04(e)(i), 9.04(e)(ii), 9.04(e)(iii), 9.06, 9.07, 9.08, 9.10, 9.12, 9.13,
                           9.14, 9.15, 9.16, or 9.17 hereof; or (ii) the Parent
                           shall default in the observance or performance of any of its obligations under Section 6 hereof;

                  (d) the Borrowers shall fail to observe or perform any covenant, condition or agreement contained in Section
                           9.11 hereof and such failure shall continue unremedied for a period of 30 or more days after the earlier of the actual knowledge of such failure by any Borrower or 45 days after the end of the fiscal quarter in which such failure occurred provided that, with respect to any covenant, condition or agreement contained in (1) Section 9.11
                           (a) or (b) here of, if (A) within such 30-day period the Borrowers shall have caused to be made a deposit in Dollars in the Collateral Trust Account established in connection with such failure of an amount such that the aggregate outstanding amount of Net Indebtedness or Net Foreign Currency Indebtedness, as the case may be, as at the end of the most recently completed fiscal quarter shall not exceed 300% or 200%, as applicable, of the sum of (x) the amount on deposit in such Collateral Trust Account plus (y) Annualized EBITDA for the most recently completed period of four fiscal quarters, and (B) within 30 days after the end of the next fiscal quarter, either the Borrowers shall have attained compliance with the covenant, condition or agreement in such Section (not withstanding the maintenance of any deposits in the Collateral Trust Account) for such subsequent fiscal quarter or the Borrowers shall have (x) caused to be prepaid Indebtedness or (y) received irrevocable capital contributions or Subordinated Indebtedness, in each case in an amount such that the covenant, condition or agreement contained in such Section for such subsequent fiscal quarter would have been fulfilled were such prepayment, contributions or Subordinated Indebtedness included in the calculation therefor (ceteris paribus, notwithstanding the maintenance of any deposits in the Collateral Trust Account), then the Borrowers shall be deemed to have remedied such failure and (2) Section 9.11 (c) hereof, if within 30 days after such failure the Borrowers shall have caused to be made a deposit in Dollars in the Collateral Trust Account established in connection with such failure of an amount, and at all times thereafter until such time that the Borrowers shall certify their then-current compliance with Section 9.11(c) hereof (notwithstanding the maintenance of any deposits in the Collateral Trust Account), as the case may be, shall maintain on deposit in such account an amount, such that the sum of (x) the amount on deposit in such Collateral Trust Account plus (y) Annualized EBITDA for the most recently completed period of four fiscal quarters equals an amount no less than 125% of Debt Service for the most recently completed four fiscal quarters, then the Borrowers shall be deemed to have remedied such failure;

                  (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (except those referred to in the immediately preceding paragraphs (c) and (d)) or any material covenant, condition or agreement contained in any other Credit Document and such failure shall continue unremedied for a period of 30 or more days after such Obligor has actual notice thereof;

                  (f) Any Obligor shall default in the payment of any principal of or interest on any other Indebtedness if the aggregate outstanding principal amount of such other Indebtedness is at least $5,000,000 (or the equivalent in other currencies); or any default or event of default shall occur under any agreement or instrument evidencing or relating to such Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 (or the equivalent as aforesaid), in each case if the effect thereof is to accelerate the maturity thereof, or to permit the holder or holders of such Indebtedness, or an agent or trustee on its or their behalf, to accelerate the maturity thereof, or to require the mandatory prepayment or redemption thereof; or

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) dissolution, liquidation, concordata, reorganization or other relief in respect of any Obligor or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) any Obligor shall (i) voluntarily commence any proceeding or file any petition seeking dissolution, liquidation, concordata, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Obligor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
                           (vi) take any action for the purpose of effecting any of the foregoing;

                  (i) any Obligor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (j) A judgment is or judgments for the payment of money are rendered against any Obligor in an amount exceeding in the aggregate (i) in the case of any Borrower, $5,000,000 or (ii) in the case of the Parent, $10,000,000 (or its equivalent in other currencies) and shall remain unsatisfied, undischarged and in effect for a period of 30 consecutive days without a stay of execution, unless the same is adequately bonded or is being contested by appropriate proceedings properly instituted and diligently conducted and, in either case, such process is not being executed against assets thereof; or

                  (k) any license, consent, authorization, registration or approval at any time necessary to enable any Obligor to comply with any of its obligations under this Agreement or any other Financing Document shall be revoked, withdrawn or withheld or shall be modified or amended in a manner prejudicial, in the opinion of the Lender or the Majority Participants, to the interests of the Lender hereunder;

                  (l) any Governmental Authority shall take any action to condemn, seize, nationalize, expropriate or appropriate any Obligor or any substantial portion of the Property of any Obligor (either with or without payment of compensation) or shall take any similar action that, in the opinion of the Lender or Majority Participants, adversely affects the ability of any Obligor to perform its obligations under the Credit Documents, or purports to render any Financing Document invalid or unenforceable or to prevent or materially delay the performance or observance by any Obligor of its obligations thereunder; or any Obligor shall be prevented from exercising normal control over all or a substantial part of its Property (and the same shall continue for 30 or more days);

                  (m)      (i) Brazil or any competent authority thereof shall
                           (A) declare a moratorium on the payment of Indebtedness (other than that denominated in Reais) of Brazil or any Governmental Authority thereof or corporations therein or (B) impose foreign exchange control regulations, and such moratorium or imposition shall have continued for a period of 30 days and shall be reasonably likely to have a Material Adverse Effect or (ii) any Obligor shall make a voluntary deposit with Banco Central of any amount due hereunder in lieu of direct payment to the Person entitled to such payment;

                  (n) The Government of Brazil, ANATEL, the Ministry of Telecommunications or any other competent Governmental Authority shall (i) revoke, terminate, statutorily appropriate, suspend, materially and adversely modify, withdraw or fail to renew any Concession, or (ii) issue any order, rule or decree (whether or not appealable) relating to the revocation, termination, statutory appropriation, suspension or material and adverse modification or withdrawal of the same, or (iii) commence any proceeding for the revocation, termination, statutory appropriation, suspension or material and adverse modification or withdrawal of the same, and any such action by the Government of Brazil, ANATEL, the

                           Ministry of Telecommunications or such other competent Governmental Authority is reasonably likely to have a Material Adverse Effect;

                  (o) a Change in Control shall occur, or any event or condition shall have occurred or be in existence that would result in a Change in Control prior to the Final Maturity Date;

                  (p) Any Financing Document or any Policy shall at any time be suspended or revoked or terminated or for any reason cease to be valid and binding or in full force and effect (other than upon expiration in accordance with the terms thereof) or performance of any obligation thereunder shall become unlawful or any party shall so assert in writing or the validity or enforceability thereof shall be contested by any Obligor or by any Governmental Authority; or any Policy shall for any reason (other than solely as a result of action by the Lender or Participants to suspend or terminate such Policy) cease to be in full force and effect or shall cease to give the Lender the rights, privileges and powers purported to be created thereby or any provision thereof shall become invalid, illegal or unenforceable or any default shall exist thereunder;

THEREUPON, in any such event, the Agent may, and shall, upon the written instruction of the Majority Participants, by notice to the Parent, (1) declare the Commitment to be terminated forthwith, whereupon the Commitment shall forthwith terminate and/or (2) declare the principal amount then outstanding of, and the accrued interest on, the Loan and the Note and all other amounts payable by the Borrowers under this Agreement and the other Financing Documents (including, without limitation, any amounts payable under Section 5.04 hereof) to be forthwith due and payable, whereupon such amounts shall forthwith become and be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Borrower (except as expressly provided by this Section); provided, however, that in the case of an Event of Default of the kinds referred to in clause (g) or (h) above with respect to any Obligor, the Commitment shall automatically terminate and all amounts payable under this Agreement and the other Credit Documents shall automatically become due and payable, without any further action by any party.

                             SECTION 11. THE LENDER.

                  It is expressly understood and agreed by the parties hereto that (a) this Agreement and the other Financing Documents are executed and delivered by Citibank, N.A., not individually or personally but solely in its capacity as Trustee as provided in the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) the undertakings and agreements made herein on the part of the Trust are made and intended for the purpose of binding only the Trust, (c) nothing herein shall be construed as creating any liability on Citibank, N.A., individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any Person claiming by, through or under such parties and
(d) under no circumstance whatsoever shall Citibank, N.A. be personally liable for the payment of any Indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, statement, representation, warranty or covenant made or undertaken by the Trust hereunder, or for any loss in respect thereof, as to all of which each party agrees to look solely to the Trust Estate (as such term is defined in the Trust Agreement). In addition, each party hereto agrees that the Lender may from time to time provide to OPIC such information as it may be required to provide under the Policies.

                           SECTION 12. MISCELLANEOUS.

                  12.01 WAIVER. No failure on the part of the Lender, the Trustee, the Agent or any Participant to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  12.02 NOTICES.

                  (a) All notices, requests, instructions, directions and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing and in English (including, without limitation, by facsimile) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile (and the appropriate confirmation is received) or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  (b) With respect to any notices given to any Obligor under any Financing Document, such notifying party shall provide copies of such notice to Telesystem International Wireless, Inc. at 1000 de La Gauchetiere Street West, Montreal, Quebec, H3B 4W5 Canada, Attention of Chief Financial Officer (Fax No. 514-673-8470; Telephone No. 514-673-8497) and to the
                           Parent at SCN Quadra 03 Bloco A - Sobreloja,
                           70713-000 Brasilia-DF, Attention of the Vice
                           President of Finance (Fax No. 55 61 429 5626; Telephone No. 55 61 429 5600); provided that the failure to provide any such copies shall neither impose any liability on the notifying party nor impair the validity of any notice to any Obligor if such notice was provided in accordance with the other provisions of this Section 12.02.

                  12.03 EXPENSES, ETC. The Obligors shall pay or reimburse (a) the Lender, the Trustee and the Agent for all of their respective reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Lender, Kelley Drye & Warren LLP, special New York trust counsel to the Trustee, and Pinheiro Guimaraes Advogados, special Brazilian counsel to the Lender, and printing, reproduction, document delivery, communication and travel costs) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Financing Documents and the making of the Loan hereunder (subject to such limit as has heretofore been agreed in writing) and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement (whether or not consummated) and (b) the Lender, the Trustee, the Agent and each Participant for their out-of-pocket costs and expenses (including, without limitation, legal fees and disbursements) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default (including without limitation any such costs and expenses in connection with any rescission or restoration of a payment referred to in Section 6.03 hereof).

                  The Obligors agree to indemnify the Lender, the Agent, the Trustee and each Participant and their respective directors, officers, employees, attorneys and agents (each such Person being herein called an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or reasonable expenses incurred by any of them arising out of or by reason of any claim, litigation, investigation or proceeding (including any threatened litigation or other proceedings) relating to the Loan, the use or proposed use by the Obligors of the proceeds of the Loan or the Financing Documents, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such claim, litigation, investigation or proceeding (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of such Indemnitee, as determined by a final, nonappealable judgment by a court of competent jurisdiction and provided that the Obligors shall have no obligation to any Indemnitee hereunder in connection with (x) any claim, litigation, investigation or proceeding between solely two or more Indemnitees except to the extent arising solely because of any Default by any Obligor and (y) any waiver, release or settlement entered into by any Indemnitee without the prior written consent of the Obligors solely to the extent such release admits criminal negligence or liability). Each Indemnitee agrees that it shall consult in good faith with the Parent with respect to any waiver, release or settlement to be entered into by such Indemnitee during negotiation thereof and for which such Indemnitee seeks indemnification pursuant to this Section. In no event shall the Lender, the Trustee, the Agent or any Participant be liable for any punitive or consequential damages in connection with any of the Financing Documents.

                  12.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, and subject to Section 6.9 of the Participation Agreement, any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing signed by the Obligors, the Trustee, the Lender and the Agent.

                  12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  12.06 ASSIGNMENTS AND PARTICIPATIONS.

                  (a) No Obligor may assign any of its rights or obligations hereunder without the prior written consent of the Lender, the Trustee, OPIC, the Agent and the Majority Participants.

                  (b) The Lender may, in accordance with applicable law and with the prior written consent of OPIC, the Participants, the Agent and (so long as no Event of Default has occurred and is continuing) the Obligors, subject to the terms and conditions of the Trust Agreement, assign the Loan and its Commitment or any portion thereof to any bank or financial institution; provided, that notwithstanding any other provision of any Financing Document, the Lender may assign any of its rights under the Financing Documents to OPIC in connection with a claim under either Policy.

                  (c) The Obligors agree that, upon the receipt by the Trustee on behalf of the Trust of an Enforcement Direction (as such term is defined in the Participation Agreement), each Participant shall have, to the fullest extent permitted by applicable law, with prior written notice to the Obligors, the right to set off (provided that the Parent has received notice of the participation by such Participant at least fifteen days prior to exercising such right of set-off) against its participating interest in amounts owing under the Participation Agreement as set forth in Section 6.6 thereof any and all deposits of and other obligations held or owing by such Participant or any branch or agency thereof to or for the credit or account of the Obligors. The Obligors also agree that each Participant shall be entitled to the benefits of Sections 2.7, 2.9 and
                           2.10 of the Participation Agreement with respect to its participation granted thereunder, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the Participant transferring such participation would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

                  (d) The Lender may, subject to Section 12.20(b) hereof, furnish any information concerning the Obligors obtained by the Lender hereunder from time to time to assignees and participants (including prospective assignees and participants); provided, that the Lender may not, without the prior consent of the Borrowers (which consent shall not be unreasonably withheld), furnish any such information to any assignee or participant which is known to the Lender to be a company, or an Affiliate of a company, providing telephone services in Brazil.

                  12.07 SURVIVAL. The obligations of the Borrowers under Sections 5.01, 5.04, 5.05 and 12.03 hereof, shall survive the repayment of the Loan and the termination of the Commitment. In addition, each representation and warranty made, or deemed to be made by a notice of the Loan, herein or pursuant hereto shall survive the making of such representation and warranty until the Loan and all such other amounts as may be payable hereunder are paid in full.

                  12.08 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. A set of the copies of this Agreement signed by all the parties hereto shall be lodged with the Parent and the Lender.

                  12.10 GOVERNING LAW. This Agreement and the Note and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York. For purposes solely of Article 9 of Decree Law No. 4657 dated September 4, 1942, the transactions contemplated hereby have been proposed to the Obligors by the Lender.

                  12.11 JURISDICTION, SERVICE OF PROCESS AND VENUE.

                  (a) Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Financing Document to which it is party or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York and the Supreme Court of the State of New York, and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. Each Obligor further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

                  (b) Each Obligor hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on its behalf service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon. If for any reason the Process Agent appointed hereby ceases to be able to act as such, each Obligor will, by an instrument reasonably satisfactory to the Agent, appoint another Person in the Borough of Manhattan as such Process Agent subject to the approval (which approval shall not be unreasonably withheld) of the Agent. Each Obligor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of a Process Agent pursuant to this Section in full force and effect and to cause the Process Agent to act as such.

                  (c) Nothing herein shall in any way be deemed to limit the ability of the Lender or the Agent to serve any such process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over any Obligor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                  (d) Each Obligor hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document to which it is party brought in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which any Obligor is or may be subject, by suit upon judgment.

                  12.12 WAIVER OF JURY TRIAL. EACH OBLIGOR, THE LENDER AND THE AGENT EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  12.13 WAIVER OF IMMUNITY. To the extent that an Obligor may be or become entitled to claim for itself or its Property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor, to the fullest extent permitted by applicable law, hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and each other Financing Document to which it is party.

                  12.14 JUDGMENT CURRENCY.

                  (a) This is an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of the Obligors under this Agreement and any other Financing Document to make payment in Dollars shall not be discharged or satisfied by (i) any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency the payee may in accordance with normal banking procedures purchase Dollars in the amount originally due to the payee with the judgment currency or (ii) any payment by OPIC under the Policy. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section 12.14 called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the payee could purchase such Dollars in New York, New York with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligations of each Obligor in respect of any such sum due from it to the payee, the Lender or the Agent hereunder (in this Section 12.14 called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and each Obligor hereby, as a separate obligation and notwithstanding any such judgment or any payment by OPIC under any Policy in respect of a claim arising from an Inconvertibility Event, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

                  (b) It is expressly agreed by each Obligor hereunder that payment in immediately available and freely transferable Dollars at the time and the place provided in this Agreement is the essence of this Agreement and payment in any other currency or manner shall not be deemed to satisfy the obligations of such Obligor hereunder, whether or not the ability of such Obligor to make such payment is or remains within its control or shall be subject to a force majeure. Upon the occurrence of an Inconvertibility Event, each Obligor hereby agrees to promptly take all steps and efforts necessary or appropriate to effectuate the conversion and/or transfer of the amount of local currency then necessary to provide for the Affected Payment then due and payable in respect of the Loan, all in accordance with the laws, regulations and procedures then in effect in Brazil, including, without limitation, by payment as then may be directed by the Lender of such amount to a Brazilian currency account maintained by the an Obligor at Banco Citibank S.A. or at Banco Central or at such other bank or depositary as specified by the Agent, and the entering into by such Obligor of any foreign exchange agreements then required by the laws, regulations or procedures of Banco Central. The amount of any such local currency payment shall be determined by the PTAX 800 Rate, on the Affected Payment Date (as defined below) or, if the PTAX 800 Rate ceases to exist, at the rate obtained through another customary legal channel for transactions of the type contemplated in this Agreement, or, if there is no such rate replacing the PTAX 800 Rate, such rate as is determined by Citibank, N.A. in good faith.

Any payment in Brazilian currency in accordance with the provision of this Clause or with Section 9.16 hereof, or any payment by OPIC under the Policy. shall not be deemed to discharge any Obligor's obligation to make payment in Dollars of the amount then due and payable to which such payment in Brazilian currency relates unless and until the Lender shall have received the full amount then due hereunder in immediately available and freely transferable Dollars at the place and in the manner provided for herein.

The term "Affected Payment Date" means the Final Maturity Date or a date on which interest on the Loan is scheduled to be due and payable under this Agreement.

                  12.15 USE OF ENGLISH LANGUAGE. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including any modifications or supplements hereto) shall be in the English language, or if not in the English language and to the extent requested by the Agent or the Trustee, accompanied by a certified English translation thereof other than documents required to be delivered pursuant to
(i) Section 9.04(a), (b)(i) and (ii), or (d) for which an English language translation shall be delivered within 15 days thereafter and (ii) Section 7.01. Except in the case of laws or official communications of any Governmental Authority of Brazil, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

                  12.16 ENTIRE AGREEMENT. This Agreement and the other Financing Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof.

                  12.17 SEVERABILITY. If any provision hereof or of any other Financing Document is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof or of any other Financing Document.

                  12.18 NO FIDUCIARY RELATIONSHIP. Each Obligor acknowledges that (i) it is not a beneficiary of the Trust (as such term is defined in the Trust Agreement) and (ii) neither the Lender nor the Agent nor any Participant has any fiduciary relationship with, or fiduciary duty to, such Obligor arising out of or in connection with this Agreement or any of the other Financing Documents, and the relationship between the Lender, on the one hand, and such Obligor, on the other, in connection herewith or therewith is solely that of debtor and creditor. This Agreement does not create a joint venture among the parties.

                  12.19 PARTICIPANTS. The Obligors acknowledge that the Loan is intended to be funded by the Participants pursuant to the Participation Agreement, and expressly agree that the provisions of Sections 4.05, 5 and 12.03 hereof are for the benefit of the Lender and the respective Participants.

                  12.20 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

                  (a) Treatment of Certain Information. Each Obligor acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Obligor (in connection with this Agreement or otherwise) by the Lender or the Participants by one or more Affiliates of the Lender or the Participants and each Obligor hereby authorizes each such Person to share any information delivered to such Person by such Obligor pursuant to this Agreement, or in connection with the decision of such Person to enter into this Agreement, with any such Affiliate, it being understood that any such Affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loan, the expiration or termination of the Commitment and the termination of this Agreement or any provision hereof.

                  (b) Confidentiality. Each of the Agent and the Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors in each case on a need to know basis (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential),
                           (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Financing Document or any suit, action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder,
                           (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, provided, that the terms of the Participation Agreement shall be deemed to satisfy the requirements of this Section 12.20(b)(vi), (vii) with the consent of the Obligors,
                           (viii) to OPIC or (ix) to the extent such Information
                           (x) becomes publicly available other than as a result of a breach of this paragraph or (y) becomes available to the Agent or the Lender on a nonconfidential basis from a source other than any Obligor. For the purposes of this paragraph, "Information" means, with respect to any Obligor, all information received from any Obligor or its Affiliates relating to such Obligor or its business, including, without limitation, the reports delivered pursuant to Sections 9.04(g) hereof, other than any such information that is available to the Agent or the Lender on a nonconfidential basis prior to disclosure by or on behalf of such Obligor; provided that, in the case of information received from such Obligor or its Affiliates after the date hereof, other than the reports delivered pursuant to Sections 9.04(g) hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                                     BORROWERS

                                                     TELEPARA CELULAR S.A.


                                                     By_________________________
                                                       Name: Marcio Kaiser
                                                       Title President CEO

                                                     By_________________________
                                                       Name: Joao Alberto Santos
                                                       Title Director CFO


Witnessed by:

________________________________________
Name: Luiz Otavio Pessoa da Silva
Title Manager in Budget and Cost

________________________________________
Name: Eva Cristina Castro Mendes
Title: Lawyer

                                                     TELAMAZON CELULAR S.A.


                                                     By_________________________
                                                       Name: Marcio Kaiser
                                                       Title President CEO

                                                     By_________________________
                                                       Name: Joao Alberto Santos
                                                       Title Director CFO


Witnessed by:

________________________________________
Name: Luiz Otavio Pessoa da Silva
Title: Manager in Budget and Cost

________________________________________
Name: Eva Cristina Castro Mendes
Title: Lawyer

                                                     TELMA CELULAR S.A.


                                                     By_________________________
                                                       Name: Marcio Kaiser
                                                       Title President CEO

                                                     By_________________________
                                                       Name: Joao Alberto Santos
                                                       Title Director CFO


Witnessed by:

________________________________________
Name: Luiz Otavio Pessoa da Silva

Title: Manager in Budget and Cost

________________________________________
Name: Eva Cristina Castro Mendes
Title: Lawyer


                                                     TELAIMA  CELULAR S.A.


                                                     By_________________________
                                                       Name: Marcio Kaiser
                                                       Title President CEO


                                                     By_________________________
                                                       Name: Joao Alberto Santos
                                                       Title Director CFO


Witnessed by:

________________________________________
Name: Luiz Otavio Pessoa da Silva
Title: Manager in Budget and Cost

________________________________________
Name: Eva Cristina Castro Mendes
Title: Lawyer




                                                     TELEAMAPA CELULAR S.A.


                                                     By_________________________
                                                       Name: Marcio Kaiser
                                                       Title President CEO


                                                     By_________________________
                                                       Name: Joao Alberto Santos
                                                       Title Director CFO


                                                     Address for Notices for all
                                                     Borrowers:

                                                     c/o Tele Norte Celular
                                                     Participacoes S.A.
                                                     SCN Quadra 03 Bloco A
                                                     Sobreloja, Brasilia -- DF
                                                     CEP 70713-000
                                                     BRAZIL
                                                     Attention: Chief Financial
                                                                Officer

                                                     Telephone:(55 61) 429-5600
                                                     Facsimile:(55 61) 429-5626

Witnessed by:

________________________________________
Name: Luiz Otavio Pessoa da Silva
Title: Manager in Budget and Cost

________________________________________
Name: Eva Cristina Castro Mendes
Title: Lawyer



                                                     PARENT

                                                     TELE NORTE CELULAR
                                                     PARTICIPACOES S.A.


                                                     By_________________________
                                                       Name: Marcio Kaiser
                                                       Title President CFO


                                                     By_________________________
                                                       Name: Joao Cox
                                                       Title Vice-President CFO

                                                     Address for Notices:

                                                     c/o Tele Norte Celular
                                                     Participacoes S.A.
                                                     SCN Quadra 03 Bloco A
                                                     Sobreloja, Brasilia -- DF
                                                     CEP 70713-000
                                                     BRAZIL
                                                     Attention: Chief Financial
                                                                Officer

                                                     Telephone:(55 61) 429-5600
                                                     Facsimile:(55 61) 429-5626

Witnessed by:

________________________________________
Name: Luiz Otavio Pessoa da Silva
Title: Manager in Budget and Cost

________________________________________
Name: Eva Cristina Castro Mendes
Title: Lawyer

COMMITMENT                           LENDER

$50,000,000                               TELE NORTE TRUST

                                          By:       CITIBANK, N.A., not in its
                                          individual capacity but solely as
                                          Trustee for of the Tele Norte Trust


                                          By___________________________
                                            Name:
                                            Title


                                          Lending Office:

                                          111 Wall Street, Zone 2
                                          New York, New York  10005  USA

                                          Address for Notices:

                                          111 Wall Street, Zone 2, 5th Floor
                                          New York, New York  10005  USA
                                          Attention: Global Agency & Trust
                                                     Services

                                          Telephone:     212-657-5419
                                          Facsimile:     212-657-3866 3862

Witnessed by:

________________________________________
Name:
Title:

________________________________________
Name:
Title:

STATE OF NEW YORK              )
                               )s.s:
COUNTY OF NEW YORK             )

                  On this_____ day of ______________, 2000, before me, the
undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared __________________________, to me known who, being by me duly sworn, did depose and say that [he] [she] resides at ___________________________________; that [he] [she] is the
_______________________of _______________________________, the financial institution described in and that [he] [she] executed the foregoing instrument; and that [he] [she] signed [his] [her] name thereto under authority of the board of directors of said corporation.

                  WITNESS my hand and seal hereto affixed the day and year first above written.

                                          ______________________________________
                                          NOTARY PUBLIC in and for
                                          The State of New York
                                          My Commission expires:

                                               AGENT

                                               CITIBANK INTERNATIONAL plc,
                                               as Agent

                                               By___________________________
                                                 Name:
                                                 Title

                                               Address for Notices:

                                               336 Strand
                                               London WC2R 1HB
                                               UNITED KINGDOM
                                               Attention: Loans Agency

                                               Telephone: (44 20) 7500 4274/1415
                                                           4242/4247
                                               Facsimile: (44 20) 7500 4482/4484
Witnessed by:

________________________________________
Name:
Title:

________________________________________
Name:
Title: